                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                                                                 Bench Filed
                                                                  on 12/5/00

In re:                                )
                                      )  Chapter 11 Case
SUNSHINE MINING AND REFINING          )  No. 00-3409 (MFW)
COMPANY,                              )
                                      )
                         Debtor,      )
                                      )
------------------------------------  )
In re:                                )
                                      )  Chapter 11 Case
SUNSHINE ARGENTINA, INC.,             )  No. 00-3410 (MFW)
                                      )
                                      )
                         Debtor,      )
                                      )
------------------------------------  )
In re:                                )
                                      )  Chapter 11 Case
SUNSHINE PRECIOUS METALS,             )  No. 00-3412 (MFW)
INC.,                                 )
                                      )
                         Debtor,      )
                                      )
------------------------------------  )
In re:                                )
                                      )  Chapter 11 Case
SUNSHINE EXPLORATION, INC.,           )  No. 00-3411 (MFW)
                                      )
                                      )
                         Debtor,      )
                                      )
------------------------------------  )

              THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

RICHARDS, LAYTON & FINGER, P.A.         YOUNG CONAWAY STARGATT
Mark D. Collins (Del. Bar #2981)             & TAYLOR, LLP
Daniel J. DeFranceschi (Del. Bar #2732) Brendan Linehan Shannon (Del. Bar #3136)
John H. Knight (Del. Bar #3848)         Rodney Square North
Margreta M. Sundelin (Del Bar #3873)    P.O. Box 39l
One Rodney Square                       Wilmington, Delaware 19899-0391
Wilmington, Delaware 19899              (302) 571-6696
(302) 658-6541                               -and-
COUNSEL FOR DEBTORS AND                 KASOWITZ, BENSON, TORRES
DEBTORS-IN-POSSESSION                        & FRIEDMAN LLP
                                        David S. Rosner
DATED AS OF DECEMBER 4, 2000.           Robert M. Novick
                                        1301 Avenue of the Americas
                                        New York, New York 10019
                                        (212) 506-1700
                                        CO-COUNSEL FOR THE ELLIOT GROUP

                                        KRAMER, LEVIN, NAFTALIS & FRANKEL LLP
                                        Thomas Moers Mayer
                                        919 Third Avenue
                                        New York, New York 10022
                                        (212) 715-9169
                                        COUNSEL FOR THE STONEHILL GROUP

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                                TABLE OF CONTENTS

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TABLE OF CONTENTS................................................................(ii)

JOINT CHAPTER 11 PLAN OF REORGANIZATION.............................................1

       ARTICLE I
       RULES OF CONSTRUCTION........................................................1

       ARTICLE II
       DEFINITIONS..................................................................1

       ARTICLE III RULES OF CLASSIFICATION.........................................13

       3.1 General Rules of Classification.........................................13

       3.2 Undersecured Claims Against any Debtor..................................14

       3.3 Separate Classifications................................................14

       ARTICLE IV CLASSIFICATION OF CLAIMS AND ALLOWED INTERESTS...................14

       4.1 Classification Mechanics................................................14

       4.2 Claims and Allowed Interests............................................14

       4.3 Mining .................................................................14

       4.4 Argentina...............................................................15

       4.5 Metals..................................................................15

       4.6 Exploration.............................................................16

       ARTICLE V IMPAIRMENT OF CLAIMS AND INTERESTS................................16

       ARTICLE VI TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.....................16

       6.0 Treatment Mechanics.....................................................16

       6.1 Treatment of Class Mining P (Allowed Mining Priority Non-Tax Claims)....17

       6.2 Treatment of Class Mining 1 (Mining Secured Claims).....................17
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       6.3 Treatment of Class Mining 2 (Mining General Unsecured Claims).................18

       6.3.1 Mining Convenience Claim Election...........................................18

       6.3.2 Treatment (Mining Allowed General Unsecured Claims).........................18

       6.4 Treatment of Class Mining 3 (Mining Allowed Eurobond Guarantee Claims)........18

       6.5 Treatment of Class Mining 4 (Mining Allowed Stonehill Note Claims) ...........19

       6.6 Treatment of Class Mining 5 (Mining Allowed 9% Note Claims) ..................19

       6.7 Treatment of Class Mining 6 (Mining Allowed 5% Note Claims) ..................20

       6.8 Treatment of Class Mining 7 (Mining Convenience Claims) ......................20

       6.9 Treatment of Class Mining 8 (Mining Old Common Share Interests) ..............21

       6.9.1 Treatment of Class Mining 9
               (Claims of the Environmental Regulators and the Tribe) ...................21

       6.10 Treatment of Class Argentina P
              (Argentina Allowed Priority Non-Tax Claims) ...............................21

       6.11 Treatment of Class Argentina 1
              (Argentina Allowed Put Default Claims) ....................................22

       6.12 Treatment of Class Argentina 2
              (Argentina Allowed Stonehill Notes Guarantee Claims) ......................22

       6.13 Treatment of Class Argentina 3
              (Argentina Allowed Interests) .............................................22

       6.14 Treatment of Class Metals P
              (Metals Allowed Non-Tax Priority Claims) ..................................22

       6.15 Treatment of Class Metals I
              (Metals Secured Claims) ...................................................23

       6.16 Treatment of Class Metals 2
              (Metals Allowed General Unsecured Claims) .................................23

       6.16.1 Metals Convenience Claim Election..........................................23
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       6.16.2 Treatment ........................................................23

       6.17   Treatment of Class Metals 3
               (Metals Allowed Eurobond Claims) .............................23,24

       6.18   Treatment of Class Metals 4
               (Metals Convenience Claims) .....................................24

       6.19   Treatment of Class Metals 5
               (Metals Allowed Interests) ......................................24

       6.19.1 Treatment of Class Metals 6
               (Claims of the Environmental Regulators and the Tribe) ..........24

       6.20.  Treatment of Class Exploration P
               (Exploration Priority Non-Tax Claims) ...........................24

       6.21   Treatment of Class Exploration I
               (Exploration Allowed General Unsecured Claims) ..................25

       6.22 Treatment of Class Exploration 2
               (Exploration Allowed Put Default Claims) ........................25

       6.23 Treatment of Class Exploration 3
               (Exploration Allowed Stonehill Notes Guarantee Claims) ..........25

       6.24 Treatment of Class Exploration 4
               (Exploration Allowed Interests) .................................25

       ARTICLE VII TREATMENT OF UNIMPAIRED CLAIMS ..............................26

       7.1 Administrative Claims ...............................................26

      7.1.1 DIP Claims .........................................................26

       7.2 Tax Claims ..........................................................26

       7.3 General Bar Date For Administrative Claims ..........................27

  Confirmation Order ...........................................................27

  Confirmation Order ...........................................................27

       7.4 Bar Date for Professional Compensation ..............................27
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                                      (iv)


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
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ARTICLE VIII ACCEPTANCE OR REJECTION OF THE PLAN ......................................27

8.1  Voting ...........................................................................27

8.2  Classes Entitled to Vote .........................................................27

8.3  Acceptance by Impaired Classes ...................................................28

8.4  Acceptance by Making Convenience Claim Election ..................................28

8.5  Reservation of Right to Withdraw Plan ............................................28

8.6  Cram Down ........................................................................28

8.7  Confirmation as to One or More Debtors ...........................................28

8.8  Acceptance by Classes Mining 9 and Metals 6 ......................................28

ARTICLE IX PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS ................................29

9.1  Objections to Claims; Prosecution of Disputed Claims .............................29

9.2  Estimation of Claims .............................................................29

9.3  Payments and Distribution on Disputed Claims .....................................29

9.4  Reserve for and Issuance of Cash on Disputed Claims ..............................30

9.5  Reserve for and Issuance of Non-Cash Distribution on Disputed Claims .............30

ARTICLE X EXECUTORY CONTRACTS AND UNEXPIRED LEASES ....................................30

10.1 Assumption and Assignment of Executory Contracts and Unexpired Leases ............30

10.2 Payments Related to Assumption of Executory Contracts and Unexpired Leases .......31

10.3 Rejection of Executory Contracts and Unexpired Leases ............................31

10.4 Rejection and Cancellation of Prepetition Financing Obligations ..................31

10.5 Claims Based on Rejection of Executory Contracts or Unexpired Leases .............32

10.6 Indemnification Obligations ......................................................32
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10.7  Compensation and Benefit Programs ........................................32

10.8  Retiree Benefits .........................................................33

ARTICLE XI IMPLEMENTATION OF THE PLAN ..........................................33

11.1  Continued Corporate Existence ............................................33

11.2  Withdrawal of the Plan ...................................................33

11.3  Cancellation of Capital Stock ............................................34

11.4  Surrender of Instruments .................................................34

11.5  Close of Ledgers .........................................................34

11.6  Charter ..................................................................35

11.7  Management of the Reorganized Debtors ....................................35

11.8  Issuance of New Securities Stock .........................................35

11.9  Newco Argentina Transaction ..............................................35

11.10 Corporate Action .........................................................35

11.11 Exit Financing Facility ..................................................36

11.12 Agreement of Holders of Certain Argentina Claims .........................36

11.13 Release of Holdings ......................................................36

11.14 Effectuating Documents; Further Transactions; Exemption from Certain
      Transfer Taxes ...........................................................37

11.15 Performance of Obligations Under the New Consent Decree ..................37

ARTICLE XII DISTRIBUTIONS ......................................................37

12.1  Distribution of New Common Stock .........................................37

12.2  Distribution of Cash .....................................................37
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12.3 Subsequent Distributions ..................................................37

12.4 Setoffs ...................................................................38

12.5 Distribution of Unclaimed Property ........................................38

12.6 Fractional Interests ......................................................38

ARTICLE XIII CONDITIONS PRECEDENT TO CONFIRMATION
AND EFFECTIVENESS OF THE PLAN ..................................................38

13.1 Conditions Precedent to Confirmation ......................................38

13.2 Conditions Precedent to Effectiveness .....................................39

13.3 Effect of Failure of Conditions ...........................................39

ARTICLE XIV EFFECTS OF CONFIRMATION ............................................40

14.1 Title to Assets ...........................................................40

14.2 Discharge .................................................................40

14.3 Injunctions ...............................................................40

14.4 Exculpation and Releases ..................................................41

14.5 Rights of Action ..........................................................42

ARTICLE XV MODIFICATION OF THE PLAN ............................................43

ARTICLE XVI RETENTION OF JURISDICTION ..........................................43

ARTICLE XVII MISCELLANEOUS PROVISIONS ..........................................44

17.1 Payment of Statutory Fees .................................................44

17.2 Committees ................................................................44

17.3 Binding Effect ............................................................45

17.4 Notices ...................................................................45

17.5 Governing Law .............................................................46
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17.6  Saturday, Sunday, or Legal Holiday .......................................46

17.7  Filing of Additional Documents ...........................................46

17.8  Plan Controls ............................................................46

17.9  Reservation of Rights ....................................................46

17.10 Severability of Plan Provisions

ARTICLE XVIII THE ENVIRONMENTAL SETTLEMENT .....................................46

18.1  Background of the Environmental Settlement ...............................47

18.2  The Terms of the Environmental Settlement ................................47
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                                     (viii)

                     JOINT CHAPTER 11 PLAN OF REORGANIZATION

         Sunshine Mining and Refining Company ("Mining"), Sunshine Argentina, Inc. ("Argentina"), Sunshine Precious Metals, Inc., ("Metals"), and Sunshine Exploration, Inc. ("Exploration"), the above-captioned debtors and debtors-in-possession (collectively, the "Debtors"); together with The Liverpool Limited Partnership, Liverpool Associates, Ltd., Westgate International, L.P., Elliott International Capital Advisors (collectively, the "Elliott Group"); Stonehill Institutional Partners, L.P., Stonehill Offshore Partners Limited, and Stonehill Advisors LLC (collectively, the "Stonehill Group"), each as "proponents of the plan" within the meaning of section 1129 of title 11 of the United States Code, hereby propose the following Joint Plan of Reorganization for the Debtors pursuant to section 1121(a) of title 11 of the United States
Code:

                                    ARTICLE I
                              RULES OF CONSTRUCTION

         1.1 Unless otherwise provided, the capitalized terms in this Plan shall have the meanings set forth in Article II.

         1.2 Any capitalized term used in this Plan that is not defined in
Article II of this Plan shall have the meaning ascribed to such term, if any, in the Bankruptcy Code.

         1.3 The rules of construction used in section 102 of the Bankruptcy Code (11 U.S.C. 101, et seq.) shall apply to the construction of this Plan.

         1.4 For the purposes of this Plan, the meanings below and in the Bankruptcy Code shall apply equally to the singular, plural and possessive forms and masculine, feminine and neuter genders of the defined terms.

         1.5 All exhibits are incorporated into and are a part of the Plan as if set forth in full herein; whether or not annexed hereto. Copies of exhibits can be obtained upon written request to Richards, Layton & Finger, P.A., Attn:
Daniel J. DeFranceschi, Esq., One Rodney Square, Wilmington, Delaware 19899.

         1.6 In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         1.7 The words "herein," "hereof," "hereunder," and other words of similar import refer to this Plan as a whole, not to any particular Section, subsection, or clause, unless the context requires otherwise.

         1.8 Captions and headings to Articles and Sections of the Plan are inserted for convenience or reference only and are not intended to be a part or to affect the interpretation of the Plan.

                                   ARTICLE II
                                   DEFINITIONS

         All of the following definitions are intended to be, and hereby are, part of the substantive provisions of this Plan and have the same force and effect as any other provision of this Plan.

         2.1 "Administrative Claim" means any Claim constituting a cost or expense of administration of the Debtors' Chapter 11 cases incurred on or after the Petition Date and allowed by Final Order under section 503(b) of the Bankruptcy Code, including, without limitation: (a) any and all DIP Claims, (b) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates of the Debtors and operating the businesses of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their businesses or for the acquisition or lease of property or for the procurement of services, any costs and expenses of the Debtors and/or the Reorganized Debtors for the management, maintenance, preservation, sale or other disposition of any assets, the administration and implementation of the Plan, the administration, prosecution or defense of claims by or Claims against the Debtors and for distributions under the Plan, (c) compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses allowed by the Bankruptcy Court under section 330, 331, or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date, (d) all fees and charges assessed against the Debtors' Estates under section 1930, Chapter 123 of title 28 of the United States Code, (e) the Eurobond Indenture Trustee Fee, (f) the Mining 9% Notes Indenture Trustee Fee, and (g) any costs or expenses to the extent allowed by Final Order.

         2.2 "Agreement in Principle" means the Settlement Term Sheet, Agreement in Principle between the Debtors, the Elliott Group, the Stonehill Group, the Environmental Regulators and the Tribe which is attached hereto as Exhibit G.

         2.3 "Allowed Administrative Claim" means an Administrative Claim that is or becomes an Allowed Claim.

         2.4 "Allowed Claim" means a Claim to the extent such Claim: (a)(i) is either: (A) scheduled by the Debtor pursuant to the Bankruptcy Code and Bankruptcy Rules in a liquidated amount and not listed as contingent, unliquidated or disputed; or (B) proof of which has been timely filed, or deemed timely filed, with the Court pursuant to the Bankruptcy Code, the Bankruptcy Rules and/or any applicable orders of the Court, or late filed with leave of Court; and (ii) not objected to within the period fixed by the Bankruptcy Code, the Bankruptcy Rules and/or applicable orders of the Court; or (b) has otherwise been allowed by a Final Order or pursuant to this Plan. An Allowed Claim: (A) includes a previously Disputed Claim to the extent such Disputed Claim becomes allowed; and (B) shall be net of any setoff amount of any claim that may be asserted by the Debtor against the Holder of such claim, which shall be deemed to have been setoff in accordance with the provisions of this Plan. Without limiting the foregoing, no Claim shall be considered an Allowed Claim before the time that an objection has been or may be filed with regard to such Claim if
(x) the amount or classification of the Claim specified in the relevant proof of claim exceeds the amounts of or has a classification different from any corresponding Claim scheduled by the Debtor in its Schedules of Assets and Liabilities; (y) any corresponding Claim scheduled by the Debtor has been scheduled as disputed, contingent or unliquidated; or (z) no corresponding Claim has been scheduled by the Debtor in its Schedules of Assets and Liabilities.

         2.5 "Allowed Convenience Claim" means a Convenience Claim that is or becomes an Allowed Claim.

         2.6 "Allowed Eurobond Claim" means (i) the Eurobond Claims held by any member of the Elliott Group; and (ii) any other Eurobond Claim that becomes an Allowed Claim.

         2.7 "Allowed Eurobond Guarantee Claim" means (i) the Eurobond Claims held by any member of the Elliott Group; and (ii) any other Eurobond Guarantee Claim.

         2.8 "Allowed General Unsecured Claim" means a General Unsecured Claim that is or becomes an Allowed Claim.

         2.9 "Allowed Interest" means (a) any equity interest in Mining evidenced by Mining's common shares, $.0l par value, (b) any right to acquire an equity interest in Mining based~on (i) the Stonehill Notes,

(ii) the Eurobonds, (iii) the Mining 5% Notes, or (iv) any other agreement with Mining entered into prior to the Petition Date, (c) any equity interest in the Subsidiary Debtors evidenced by the Subsidiary Debtors' common shares, $0.01 par value or (d) any right to acquire an equity interest in the Subsidiary Debtors.

         2.10 "Allowed Priority Non-Tax Claim" means a Priority Non-Tax Claim that is or becomes an Allowed Claim.

         2.11 "Allowed Secured Claim" means a Secured Claim that is or becomes an Allowed Claim.

         2.12 "Allowed Tax Claim" means a Tax Claim that is or becomes an Allowed Claim.

         2.13 "Amended By-Laws" means, collectively, the amended and restated by-laws of Reorganized Mining, the amended and restated by-laws of Reorganized Argentina, and the amended Reorganized and restated by-laws of Reorganized Metals, each as amended and restated pursuant to this Plan.

         2.14 "Amended Certificates of Incorporation" means the Certificate of Incorporation of Reorganized Mining, the Certificate of Incorporation of Reorganized Argentina, the Certificate of Incorporation of Reorganized Metals, the Certificate of Incorporation of Reorganized Exploration and the Certificate of Incorporation of Argentina Newco, each as amended and restated pursuant to this Plan and in the form included in the Plan Supplement.

         2.15 "Argentina" means Sunshine Argentina, Inc., a Delaware corporation.

         2.16 "Argentina Allowed Interest" means an Allowed Interest respecting Argentina.

         2.17 "Argentina Allowed Put Default Claims" means, collectively, the claims arising as a result of Argentina's breach of the Put Option Agreement in the aggregate amount of $18,701,344 as of the Petition Date.

         2.18 "Argentina Allowed Stonehill Note Guarantee Claim" means a Stonehill Note Guarantee Claim against Argentina.

         2.19 "Argentina Newco" means Argentina Newco, Inc., a Delaware Corporation to be organized in accordance with and under the terms of the Plan.

         2.20 "Argentina Newco Board of Directors" means the board of directors of Argentina Newco, on and after the Effective Date consisting of five directors, two of whom shall be selected by the Elliott Group, two of whom shall be selected by the Stonehill Group, and one of whom shall be selected by Argentina, in accordance with the provisions of the plan and as identified the Plan Supplement.

         2.21 "Argentina Newco Call Option" means the option to acquire an equity interest in Sunshine Argentina under the terms and conditions set forth in the form of Argentina Newco Call Option Agreement included in the Plan Supplement.

         2.22 "Argentina Newco Stock" means ten million (10,000,000) shares of common stock, $0.01 par value, authorized by Argentina Newco pursuant to this Plan, representing one hundred percent (100%) of the authorized and issued voting common stock of Argentina Newco on the Effective Date.

         2.23 "ASARCO Settlement" shall mean that certain stipulation and order dated as of December 4, 2000, between the Debtors and ASARCO, Inc.




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
         2.24 "ASARCO Warrants" mean the warrants to be issued by Reorganized Mining to ASARCO, Inc. under the ASARCO Settlement.

         2.25 "Ballot" means the form or forms distributed to each Holder of an impaired claim (except with respect to those Holders required to vote by use of a Master Ballot) on which the Holder is to indicate acceptance or rejection of the Plan.

         2.26 "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101, et seq.), as in effect on the Petition Date and as amended after the Petition Date to the extent applicable to the Debtors' Chapter 11 cases.

         2.27 "Bankruptcy Court" or "Court" means the United States Bankruptcy Court for the District of Delaware, including the United States Bankruptcy Judge presiding over the Debtors' Chapter 11 cases, and to the extent it is necessary and appropriate for jurisdiction to be exercised by the United States District Court for the District of Delaware, including the United States District Judges, or any other court with jurisdiction over the Debtors' Chapter 11 cases, this definition shall include same.

         2.28 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure as in effect on the Petition Date and as amended after the Petition Date and effective during the Debtors' Chapter 11 cases.

         2.29 "Bar Date" means November 30, 2000, which is the date set pursuant to the September 25, 2000 order of the Bankruptcy Court as the last date for filing proofs of claim in these Reorganization Cases, February 19, 2001 for claims of governmental units or such other date as may apply to a particular Claim pursuant to an order of the Court.

         2.30 "Business Day" means any day other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         2.31 "Certificates of Incorporation" means the respective certificates of incorporation of Mining, Argentina, Exploration, and Metals, as amended or restated prior to the Petition Date.

         2.32 "Chapter 11" means Chapter 11 of the Bankruptcy Code (11 U.S.C.
Section 1101 et seq.), as in effect on the Petition Date and as amended after the Petition Date and effective during the Debtors' Chapter 11 case.

         2.33 "Claim" shall have the meaning set forth in Section 101(5) of the Bankruptcy Code.

         2.34 "Class" means a category of Holders of Claims or Allowed Interests as provided for in Articles III and IV of this Plan.

         2.35 "Class Gifted Creditor Stock Shares" means the percentage of the aggregate amount of Allowed Claims in a particular Class to the aggregate of all Allowed Claims in Class Mining 2, Class Mining 3, Class Mining 4, Class Mining 5, and Class Mining 6 multiplied by the Gifted Creditor Stock.

         2.36 "Confirmation" means entry by the Bankruptcy Court or other court of competent jurisdiction of the CONFIRMATION ORDER.

         2.37 "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the CONFIRMATION ORDER on the docket of the Bankruptcy Court.



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
         2.38 "Confirmation Hearing" means the hearing before the Bankruptcy Court respecting Confirmation of this Plan.

         2.39 "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court confirming this Plan in accordance with the provisions of Chapter 11.

         2.40 "Convenience Claim Election" shall have the meaning set forth in sections 6.3 and 6.16 of the Plan.

         2.41 "Creditor Directors" means the members of the Reorganized Boards of Directors appointed by the Elliott Group and the Stonehill Group.

         2.42 "Cure Claim" means a Claim against the Debtors, or any of them, arising from an obligation to cure defaults within the meaning of section 365(b) of the Bankruptcy Code.

         2.43 "Debtors" means (i) Mining, the debtor and debtor-in-possession in Chapter 11 Case No. 00-3409 (MFW) pending before the Bankruptcy Court, (ii) Argentina, the debtor and debtor-in-possession in Chapter 11 Case No. 00-3410
(MFW) pending before the Bankruptcy Court, (iii) Metals, the debtor and debtor-in-possession in Chapter 11 Case No. 00-3412 (MFW) pending before the Bankruptcy Court, and (iv) Exploration, the debtor and debtor-in-possession in Chapter 11 Case No. 00-3411 (MFW).

         2.44 "DIP Claims" means all Claims of DIP Lenders arising under the DIP Facilities.

         2.45 "DIP Facilities" or "DIP Facility" means the debtor-in-possession credit agreement and any related agreements between the Debtors and the DIP Lenders.

         2.46 "DIP Lenders" means, collectively, Highwood Partners, L.P. and Stonehill Capital Management, LLC, and any other lenders participating in the DIP Facilities.

         2.47 "DIP Order" means all Final Orders authorizing, approving or amending the DIP Facilities.

         2.48 "Disclosure Statement" means the Joint Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, either in its present form or as it may be altered, amended or modified from time to time.

         2.49 "Disputed Claim" means other than as to Claims allowed under this Plan (a) any Claim listed in any of the Schedules as contingent, unliquidated or disputed; (b) any Claim against any of the Debtors, proof of which is filed designating such Claim in any respect as contingent, unliquidated or disputed;
(c) any Claim which, in whole or in part, is the subject of a timely objection interposed by the Debtors; or (d) any Claim which is the subject of litigation as to amount or liability by any of the Debtors; provided however, that the amount of a Disputed Claim shall mean the lesser of(x) the amount listed in the Schedules, (y) the amount stated in a proof of Claim as filed with the Bankruptcy Court or (z) the amount as estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code; and provided, further, however, that, in the event the Bankruptcy Court shall estimate the amount of a Disputed Claim for purposes of allowance pursuant to section 502(c) of the Bankruptcy Code, such estimation shall constitute and represent the maximum amount in which such Claim may ultimately become an Allowed Claim.

         2.50 "DOA" means the United States Department of Agriculture.

         2.51 "DOI" means the United States Department of Interior.

         2.52 "DOJ" means the United States Department of Justice.

         2.53 "Effective Date" means the first Business Day after all of the conditions contained in Section 13.2 of this Plan have been met or have been waived by the Plan Proponents.

         2.54 "Elliott Group" means The Liverpool Limited Partnership, Liverpool Associates, Ltd., Westgate International, L.P., Elliott International Capital Advisors.

         2.55 "Environmental Regulators" means the EPA, the DOI and the DOA.

         2.56 "EPA" means the United States Environmental Protection Agency.

         2.57 "Estates" means the estates created in the Debtors' Reorganization Cases pursuant to section 541 of the Bankruptcy Code.

         2.58 "Eurobond" means the 8% Senior Exchangeable Notes originally due March 23, 2000, as extended, issued by Metals and guaranteed by Mining pursuant to the Eurobond Indenture.

         2.59 "Eurobond Claim" means a Claim evidenced by the Eurobonds, including, in respect of the foregoing, interest accrued on such Claims through the Petition Date.

         2.60 "Eurobond Indenture" means that certain Trust Deed dated as of March 21, 1996 among Metals, Mining, and the predecessor Eurobond Indenture Trustee.

         2.61 "Eurobond Indenture Trustee" means HSBC Bank USA, as successor indenture trustee and every other indenture trustee under the Eurobond Indenture.

         2.62 "Eurobond Indenture Trustee Fee" means the reasonable fees and expenses, including, without limitation, attorneys' fees and expenses incurred by the Eurobond Indenture Trustee, whether prior to or after the Petition Date and whether prior to or after consummation of the Plan. The Eurobond Indenture Trustee Fee shall be paid by the Debtors as an Administrative Expense upon presentation of invoices therefor, without the need for application to or approval of any court.

         2.63 "Exit Financing Facility" means the financing facility referred to in section 11.11 of the Plan.

         2.64 "Exploration" means Sunshine Exploration, Inc., a Delaware Corporation.

         2.65 "Exploration Allowed Interest" means an Allowed Interest in Exploration.

         2.66 "Exploration Allowed General Unsecured Claims" means an Allowed General Unsecured Claim against Exploration.

         2.67 "Exploration Allowed Put Default Claims" means the Claims in the aggregate amount of $18,648,353 arising as a result of Exploration's breach of the Put Option Agreement.

         2.68 "Exploration Allowed Stonehill Note Guarantee Claim" means a Stonehill Note Guarantee Claim against Exploration.

         2.69 "Facility" means the facility which is the subject of the second amended complaint in the NRD Action: CIV-96-0122-N-ECL

         2.70 "Fee Claim" means a Claim under sections 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Reorganization Cases.

         2.71 "Fee Order" means the Administrative Order, pursuant to section 105 and 331 of the Bankruptcy Code, establishing procedures for interim compensation and reimbursement of expenses of professionals entered by the Bankruptcy Court on or about August 24, 2000.

         2.72 "Forfeited Stock" means the New Mining Stock that would have been part of the Gifted Stock and would have been distributed to a Class of Claims under the Plan had such Class voted to approve the Plan by the majorities set forth in section 1126 of the Bankruptcy Code.

         2.73 "Final Order" means an order, judgment, ruling, or decree of a court of competent jurisdiction that has not been reversed, stayed, modified or amended, and as to which (a) any appeal that has been taken has been determined finally or dismissed, (b) the time for appeal or petition for rehearing, reargument, and certiorari has expired and no timely appeal or petition for rehearing, reargument or certiorari has been filed, and no motion or similar pleading having the effect of tolling or otherwise extending the time to file an appeal or petition for rehearing, reargument or certiorari has been filed, provided however, that the mere theoretical possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or Rules 9023 or 9024 of the Bankruptcy Rules may be filed with respect to such order shall not preclude such order from becoming a Final Order.

         2.74 "General Unsecured Claim" means any Claim, including that portion of any Claim that is unsecured in accordance with section 506(a) of the Bankruptcy Code, other than (i) an Administrative Claim, (ii) a Secured Claim,
(iii) a Tax Claim, (iv) a Priority Claim, (v) a Convenience Claim, (vi) a Eurobond Claim, (vii) a Stonehill Notes Claim,(viii) a Mining 5% Note Claim,
(ix) a Mining 9% Note Claim, (x) a Eurobond Guarantee Claim, (xi) a Stonehill Note Guarantee Claim, (xii) an Exploration Put Default Claim, and (xiii) an Argentina Allowed Put Default Claim. The term "General Unsecured Claim" shall consist of, except as set forth above in this definition, all impaired unsecured claims not otherwise classified that are not cured, paid, released or waived pursuant to the Plan, assumed by a Debtor pursuant to the Plan or agreements incorporated into the Plan, or classified in any other class, including, without limitation, claims (a) for goods sold and/or services rendered, (b) for moneys lent, (c) based upon guarantees of performance or payment of the obligations or duties of any Person, (d) for tort liability, (e) for environmental remediation,
(f) of governmental units under any applicable unclaimed property or escheat laws, (g) of governmental units for taxes, assessments, penalties or charges which are not Tax Claims, (h) for contribution, reimbursement or indemnity, (i) for fines, penalties or other assessments, (j) for the portion of any Claim supported directly or indirectly by a letter of credit issued for the account of a Debtor in excess of the amount available under such letter of credit, and (k) representing the undersecured portion of any claim that is otherwise a Secured Claim.

         2.75 "Gifted Creditor Stock" means 76.4% of the Gifted Stock.

         2.76 "Gifting Creditors" means the Holders of Argentina Allowed Put Default Claims (Class Argentina I) and Argentina Allowed Stonehill Note Guarantee Claims (Class Argentina 2).

         2.77 "Gifted Equity Stock" means 23.6% of the Gifted Stock.

         2.78 "Gifted Stock" means the shares of New Mining Stock contributed by the Gifting Creditors to permit the recoveries in Class Mining 2, Class Mining 3, Class Mining 4, Class Mining 5, Class Mining 6, and Class Mining 8; provided, that, (1) the amount of the Gifted Stock will be determined upon (i) determination of which Classes voted in favor of the Plan in accordance with 11 U.S.C. Section 1126 and which

Classes voted to reject the Plan in accordance with 11 U.S.C. Section 1126 (which rejecting Classes, under this Plan, forfeit back to the Gifting Creditors the New Mining Stock that such Classes would otherwise have received under this
Plan), and (ii) final determination or estimation of the allowed amount of the Allowed Mining General Unsecured Claims (Class Mining 2) and Allowed Metals General Unsecured Claims (Class Metals 2), (2) if the amount of Gifted Stock is not determined under (1) above at the time of the Effective Date, the maximum amount of Gifted Stock will be reserved and all other New Mining Stock will be distributed (including not less than 89.99% of New Mining Stock to the Gifting Creditors), (3) the amount of the Gifted Stock in the aggregate will be no less than 2.49% and no more than 16.97% of the New Mining Stock, and (4) the amount of the Gifted Stock will equal the amount necessary to provide the Gifting Creditors (i) 89.99% of the New Mining Stock on a fully diluted basis taking into account all of the distributions afforded to the Gifting Creditors on account of all their Allowed Claims at each of Mining, Metals, and Argentina plus (ii) the Forfeited Stock.

         2.79 "Holder" means the holder of a Claim or an Allowed Interest on the Confirmation Date.

         2.80 "Idaho District Court" means the United States District Court for the District of Idaho.

         2.81 "Master Ballot" means the document used in voting on the Plan that must be executed and delivered by a brokerage firm or other nominee holding, in its own name or on behalf of beneficial owners of, (i) Eurobond Claims or (ii) Mining 9% Note Claims, unless such beneficial owner chooses to execute a Ballot.

         2.82 "Metals" means Sunshine Precious Metals, Inc., a Delaware corporation.

         2.83 "Metals Allowed Convenience Claim" means any Metals Allowed Unsecured Claim (i) in an amount less than, equal to or reduced by the Holder thereof to ten thousand dollars ($10,000) and (ii) as to which the Holder there of elects to become a member of and to receive the treatment accorded to Class Metals 4.

         2.84 "Metals Allowed Secured Claim" means an Allowed Secured Claim against Metals.

         2.85 "Metals Allowed Eurobond Claims" means an Allowed Eurobond Claim against Metals.

         2.86 "Metals Allowed General Unsecured Claim" means an Allowed General Unsecured Claim against Metals.

         2.87 "Metals Allowed Interest" means an Allowed Interest in Metals.

         2.88 "Metals Proportionate Distribution" means the aggregate amount of Claims in either of Class Metals 2 or Class Metals 3, as appropriate, to the aggregate of all Allowed Claims in both Class Metals 2 and Class Metals

         2.89 "Mining" means Sunshine Mining and Refining Company, a Delaware corporation.

         2.90 "Mining Allowed Common Share Interest" means a Mining Old Common Share Interest.

         2.91 "Mining Allowed Convenience Claim" means any Mining Allowed Unsecured Claim (i) in an amount less than, equal to or reduced by the Holder thereof to ten thousand dollars ($10,000) and (ii) as to which the Holder thereof elects to become a member of and to receive the treatment accorded to Class Mining 7.

         2.92 "Mining Allowed General Unsecured Claim" means an Allowed General Unsecured Claim against Mining.

         2.93 "Mining Allowed Eurobond Guarantee Claim" means any Allowed Eurobond Guarantee Claim against Mining.

         2.94 "Mining Allowed Stonehill Note Claim" means any Allowed Stonehill Note Claim against Mining.

         2.95 "Mining Allowed 9% Note Claim" means a Mining 9% Note Claim that is or becomes an Allowed Claim.

         2.96 "Mining Allowed 5% Note Claim" means a Mining 5% Note Claim.

         2.97 "Mining Old Common Share Interests" means any equity interest in Mining evidenced by Mining's common shares, $.01 par value.

         2.98 "Mining 9% Note Claims" means, collectively, the Claims in the amount, as of the Petition Date, of $1,515,000 plus any interest accrued at applicable non-default rates, but unpaid as of the Petition Date arising under the Mining 9% Notes (originally 8 7/8% but subsequently re-set to 9%).

         2.99 "Mining 9% Notes" means the Mining 9% Notes due July 15, 2008 issued by Mining pursuant to the Subordinated Indenture.

         2.100 "Mining 9% Notes Indenture" means that certain Indenture, originally dated as of July 15, 1988, and as subsequently supplemented as of August 8, 1988, November 10, 1988, April 10, 1991 and May 22, 1996.

         2.101 "Mining 9% Notes Indenture Trustee" means The Chase Manhattan Bank of Texas, in its capacity as Indenture Trustee under the Mining 9% Notes Indenture.

         2.102 "Mining 9% Notes Indenture Trustee Fee" means the compensation the Mining 9% Notes Indenture Trustee is entitled to receive pursuant to the Mining 9% Notes Indenture for services rendered including reimbursement for expenses, disbursements and advances incurred or made by the Mining 9% Notes Indenture Trustee, including reasonable compensation and expenses of its agents and counsel, as provided for in Sections 506 and 607 of the Mining 9% Notes Indenture.

         2.103 "Mining 5% Notes" means Mining's 5% Convertible Notes issued by Mining in the aggregate principal amount of $6,000,000 and due January 28, 2001.

         2.104 "Mining 5% Note Claim" means a Claim evidenced by the Mining 5% Notes, including, in respect of the foregoing, any interest accrued at non-default rates, but unpaid as of the Petition Date arising under the Mining 5% Notes.

         2.105 "Mining 5% Note Claims" means, collectively, the Claims in the amount, as of the Petition Date, of $344,053.00, including interest accrued at applicable non-default rates, but unpaid as of the Petition Date arising under the Mining 5% Notes.

         2.106 "Negotiated Plan" means the Sunshine Negotiated Pension Plan, a tax qualified defined benefit pension plan covered by Title IV of the Employee Retirement Income Security Act ("ERISA"), as amended, 29 U.S.C. sections 1301 et. seq. (1994 & Supp. IV 1998). The Plan Sponsor for the Negotiated Plan is Metals. The Negotiated Plan was established pursuant to a collective bargaining agreement.

         2.107 "New Argentina Stock" means the shares of common stock, $0.01 par value, authorized by Reorganized Argentina pursuant to this Plan, representing one hundred percent (100%) of the authorized voting common stock of Reorganized Argentina.

         2.108 "New Common Stock" means the Argentina Newco Stock, the New Argentina Stock, the New Mining Stock, the New Exploration Stock and the New Metals Stock.

         2.109 "New Consent Decree" means a consent decree substantially incorporating the terms and conditions of the Agreement in Principle to be submitted for approval to the Idaho District Court.

         2.110 "New Metals Stock" means the shares of common stock, $0.01 par value, authorized by Reorganized Metals pursuant to this Plan, representing one hundred percent (100%) of the authorized voting common stock of Reorganized Metals.

         2.111 "New Mining Stock" means the shares of common stock, $0.01 par value, authorized by Reorganized Mining pursuant to this Plan, representing one hundred percent (100%) of the authorized voting common stock of Reorganized Mining.

         2.112 "1994 Consent Decree" means that certain consent decree approved by the Idaho District Court on or about November 17, 1994 between the DOJ and the EPA and other parties including Mining and Metals in Case Number CIV-94-0206-N-HLR.

         2.113 "NRD Actions" mean the consolidated actions pending before the Idaho District Court at Case Numbers CIV96-0122-N-EJL and CIV9l-0342-N-EJL.

         2.114 "Old Argentina Board of Directors" means board of directors of Argentina that existed as of the Petition Date.

         2.115 "Old Exploration Board of Directors" means board of directors of Exploration that existed as of the Petition Date.

         2.116 "Old Common Stock" means, collectively, all shares of stock of Mining, Metals, Exploration, and Argentina, authorized as of the Petition Date.

         2.117 "Old Metals Board of Directors" means board of directors of Metals that existed as of the Petition Date.

         2.118 "Old Mining Board of Directors" means board of directors of Mining that existed as of the Petition Date.

         2.119 "Ordinary Course Professionals Order" means that Order authorizing debtors and debtors in possession to retain, employ and pay professionals in the ordinary course of the Debtors' business entered by the Bankruptcy Court on or about September 18, 2000.

         2.120 "Person" shall have the meaning set for in section 101(41) of the Bankruptcy Code.

         2.121 "Petition Date" means August 23, 2000.

         2.122 "Plan" means this Joint Chapter 11 Plan of Reorganization, including all supplements, appendices, exhibits, and schedules thereto, either in its present form or as it may be altered, amended or modified from time to time.

         2.123 "Plan Proponents" means, collectively, the Debtors, the Elliott Group, and the Stonehill Group. When any action or decision is referred to herein as being taken or made by the Plan Proponents, such action or decisions will not be effective, unless taken or made by the Plan Proponents jointly.

         2.124 "Plan Supplement" means a separate volume to be filed with the Clerk of the Court, containing, among other things, Forms of Amended By-Laws, Amended Certificates of Incorporation, the Transfer Agreement, and the Argentina Newco Call Option.

         2.125 "Prepetition Financing Debt Obligation" means all obligations of the Debtors relating to or arising out of the Stonehill Notes, the Eurobonds, the Mining 5% Notes, or the Mining 9% Notes, and their ancillary documents.

         2.126 "Priority Non-Tax Claim" means that portion of a Claim that is entitled to priority under sections 507(a)(2),(3),(4),(5), or (6) of the Bankruptcy Code.

         2.127 "Professional" means any professional employed in the Reorganization Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

         2.128 "Pro Rata" means: (i) in the case of a Class, the proportion the amount of an Allowed Claim in a particular Class bears to the aggregate amount of all Allowed Claims in such Class and, (ii) in the case of a particular type of Claim, the proportion the amount of an Allowed Claim of a particular type bears to the aggregate amount of all Allowed Claims of such type.

         2.129 "Put Option Agreement" means the Put Option Agreement made as of January 28, 1999 between Argentina, Exploration, and Elliott Associates, L.P., and their successors in interest as applicable.

         2.130 "Record Date" means the date on which the Disclosure Statement is approved by the Bankruptcy Court.

         2.131 "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Holder of such Claim in accordance with section 1124 of the Bankruptcy Code, or (b) if applicable under section 1124 of the Bankruptcy Code: (i) curing all prepetition and postpetition defaults other than defaults relating to the insolvency or financial condition of a Debtor or its status as a debtor under the Bankruptcy Code; (ii) reinstating the maturity date of the Claim; (iii) compensating the Holder of such Claim for damages incurred as a result of its reasonable reliance on a provision allowing the Claim' acceleration; and (iv) not otherwise altering the legal, equitable and contractual rights to which the Claim entitles the Holder thereof.

         2.132 "Reorganization Cases" means the cases under Chapter 11 of the Bankruptcy Code which were commenced on the Petition Date with respect to the Debtors.

         2.133 "Reorganized Argentina" means Sunshine Argentina, Inc., a Delaware corporation, as reorganized and successor to Argentina, pursuant to this Plan and the CONFIRMATION ORDER.

         2.134 "Reorganized Argentina Board of Directors" means the board of directors of Reorganized Argentina as of the Effective Date consisting of five directors, two of whom shall be selected by the Elliott Group, two of whom shall be selected by the Stonehill Group, and one of whom shall be selected by Argentina, in accordance with the terms and provisions of the Plan, and as identified in the Plan Supplement.

         2.135 "Reorganized Boards of Directors" means the Argentina Newco Board of Directors, the Reorganized Argentina Board of Directors, the Reorganized Metals Board of Directors, the Reorganized Exploration Board of Directors and the Reorganized Mining Board of Directors as of the Effective Date.

         2.136 "Reorganized Debtors" means Reorganized Mining, Reorganized Argentina, Reorganized Metals, Reorganized Exploration, and, for purposes of this definition, non-debtor Argentina Newco.

         2.137 "Reorganized Exploration" means Sunshine Exploration, Inc., a Delaware corporation, as reorganized and successor to Exploration pursuant to the Plan and the CONFIRMATION ORDER.

         2.138 "Reorganized Metals" means Sunshine Precious Metals, Inc., a Delaware corporation, as reorganized and successor to Metals pursuant to this Plan and the CONFIRMATION ORDER.

         2.139 "Reorganized Metals Board of Directors" means the board of directors of Reorganized Metals consisting of five directors, two of whom shall be selected by the Elliott Group, two of whom shall be selected by the Stonehill Group, and one of whom shall be selected by Metals, in accordance with the forms and provisions of the Plan and as identified in the Plan Supplement.

         2.140 "Reorganized Mining" means Sunshine Mining and Refining Company, a Delaware corporation, as reorganized and successor to Mining pursuant to the Plan and CONFIRMATION ORDER.

         2.141 "Reorganized Mining Board of Directors" means the members of the Board of Directors of Reorganized Mining, consisting of five directors, two of whom shall be selected by the Elliott Group, two of whom shall be selected by the Stonehill Group, and one of whom shall be selected by Mining, in accordance with the terms and provisions of the Plan, and as identified in the Plan Supplement.

         2.142 "Reorganized Exploration Board of Directors" means the members of the Board of Directors of Reorganized Exploration, consisting of five directors, two of whom shall be selected by the Elliott Group, two of whom shall be selected by the Stonehill Group, and one of whom shall be selected by Mining, in accordance with the terms and provisions of the Plan, and as identified in the Plan Supplement.

         2.143 "Schedules" means the schedules of assets and liabilities, as amended, and the statements of financial affairs, as amended, filed with the Bankruptcy Court by the Debtors.

         2.144 "Secured Claim" means, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of the Debtors in and to property of the Estate, to the extent of the value of the Holder's interest in such property as of the relevant determination date. The defined term "Secured Claim" includes any Claim that is: (i) subject to an offset right under applicable law; and (ii) a secured claim against a Debtor pursuant to section 506(a) and 553 of the Bankruptcy Code.

         2.145 "Stipulation of Amount and Nature of Claim" means a stipulation or other agreement between the Applicable Debtor or Reorganized Debtor and a Holder of Claim or Interest, or an agreed order of the Bankruptcy Court establishing the amount and nature of a Claim or Interest.

         2.146 "Stonehill Group" means Stonehill Institutional Partners, L.P., Stonehill Offshore Partners Limited, and Stonehill Advisors LLC.

         2.147 "Stonehill Notes" means the 10-percent Senior Convertible Promissory Notes issued by Mining in or about November, 1997.

         2.148 "Stonehill Note Claims" means the Claims evidenced by the Stonehill Notes in the amount of $14,896,334 including, in respect of the foregoing, interest accrued, but unpaid as of the Petition Date, on such Claims through the Petition Date.

         2.149 "Stonehill Note Guarantee Claim" means the claim in the amount of$14,896,334 arising from the Unconditional Guarantee Agreement executed as of November 24, 1997 by Argentina and Exploration as Guarantors, and the Holders of the Senior Convertible Promissory Notes.

         2.150 "Subsequent Distribution Date" means the dates beginning six (6) months after the Effective Date and on the same date (or if such date is not a Business Day, then the subsequent Business Day) of each month thereafter.

         2.151 "Subsidiary Debtors" means Argentina, Exploration, and Metals.

         2.152 "Sunshine Plan" means the Sunshine Pension Plan, a tax qualified defined benefit pension plan covered by Title IV of ERISA, as amended, 29 U.S.C. sections 1301 et. seq. (1994 & Supp. IV 1998). The Plan Sponsor for the Sunshine Plan is Mining.

         2.153 "Superfund" means the superfund referred to in the Agreement in Principle.

         2.154 "Tax Claim" means that portion of a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

         2.155 "Tax Code" means the Internal Revenue Code of 1986, as amended.

         2.156 "The Tribe" means the Coeur d'Alene Tribe.

         2.157 "34 Act" means the Securities Exchange Act of 1934, as amended.

         2.158 "Transfer Agreement" means the agreement to distribute and/or transfer New Common Stock, in accordance with the provisions of the Plan, in the form included in the Plan Supplement.

         2.159 "Warrants" mean those warrants to be issued to the Environmental Regulators and the Tribe pursuant to the terms of the New Consent Decree.

                                   ARTICLE III
                             RULES OF CLASSIFICATION

         3.1 GENERAL RULES OF CLASSIFICATION

                 3.1.1 All Claims and Interests, other than Administrative Claims, Priority Claims, and Tax Claims, if any, have been classified in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims are not impaired under the Plan and therefore, in accordance with section 1123(a)(3) of the Bankruptcy Code, have not been classified and thus are excluded from the Classes set forth below.

                 3.1.2 A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Class(es) to the extent that any remainder of the Claim or Interest falls within the description of such other Class(es). Unless otherwise provided, to the extent a Claim qualifies for inclusion in a more specifically defined class and a more generally defined Class, it shall be included in the more specifically defined Class.

                 3.1.3 A Claim is also classified in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim: (a) is an Allowed Claim in that Class and (b) such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

         3.2 UNDERSECURED CLAIMS AGAINST ANY DEBTOR

                 To the extent that the amount of an Allowed Claim is greater than the value of the collateral securing such Claim as of the applicable valuation date, subject to section 1111 (b) of the Bankruptcy Code, such Claim is classified in both a Secured Claim Class for the secured portion of such Claim and a General Unsecured Claim Class for the excess of such Claim over the value of the collateral.

         3.3 SEPARATE CLASSIFICATIONS

                 The Claims and Interests against and in each Debtor are separately classified.

                                   ARTICLE IV
                 CLASSIFICATION OF CLAIMS AND ALLOWED INTERESTS

         4.1 CLASSIFICATION MECHANICS

                 The Plan's classification mechanism reflects each Holder's Claim against each Debtor as provided by the legal, contractual, or equitable basis for such Claim. Accordingly, a Holder that has a Claim against one Debtor that is guaranteed by another Debtor (i.e., Holders of Eurobonds) has both its primary Claim against the primary obligor and its guaranty Claim against the guarantor classified and treated under the Plan. In the example of the Eurobonds, which were issued by Metals and guaranteed by Mining, the primary Claim is classified against Metals in Class Metals 3 (Metals Allowed Eurobond Claims) and the guaranty Claim is classified against Mining in Class Mining 3 (Mining Allowed Eurobond Guarantee Claims).

         4.2 CLAIMS AND ALLOWED INTERESTS, other than Administrative Claims, Priority Claims and Tax Claims, are classified into the following Classes pursuant to section 1123(a) of the Bankruptcy Code:

         4.3 MINING

               Class Mining P: Class Mining P consists of all Mining Priority
                               Non-Tax Claims.

               Class Mining 1: Class Mining 1 consists of all Mining Allowed
                               Secured Claims.

               Class Mining 2: Class Mining 2 consists of all Mining Allowed
                               General Unsecured Claims.

               Class Mining 3: Class Mining 3 Consists of all Mining Allowed
                               Eurobond Guarantee Claims.

                Class Mining 4:    Class Mining 4 consists of all Mining Allowed
                                   Stonehill Note Claims.

                Class Mining 5:    Class Mining 5 consists of all Mining Allowed
                                   9% Note Claims.

                Class Mining 6:    Class Mining 6 consists of all Mining Allowed
                                   5% Notes Claims.

                Class Mining 7:    Class Mining 7 consists of all Mining Allowed
                                   Convenience Claims.

                Class Mining 8:    Class Mining 8 consists of all Mining Allowed
                                   Interests.

                Class Mining 9:    Class Mining 9 shall consist of the Claims of
                                   the Environmental Regulators and the Tribe.


4.4  ARGENTINA


                Class Argentina P: Class Argentina P consists of a Argentina
                                   Non-Tax Priority Claims.

                Class Argentina 1: Class Argentina 1 consists of all Argentina
                                   Allowed Put Default Claims

                Class Argentina 2: Class Argentina 2 consists of all Argentina
                                   Allowed Stonehill Note Guarantee Claims.

                Class Argentina 3: Class Argentina 3 consists of all Argentina
                                   Allowed Interests.

4.5  METALS

                Class Metals P:    Class Metals P consists of all Metals
                                   Priority Non-Tax Claims.

                Class Metals 1:    Class Metals 1 consists of all Metals Allowed
                                   Secured Claims.

                Class Metals 2:    Class Metals 2 consists of all Metals Allowed
                                   General Unsecured Claims.

                Class Metals 3:    Class Metals 3 consists of all Metals Allowed
                                   Eurobond Claims.

                Class Metals 4:    Class Metals 4 consists of all Metals Allowed
                                   Convenience Claims.

                Class Metals 5:    Class Metals 5 consists of all Metals Allowed
                                   Interests.

                Class Metals 6:    Class Metals 6 shall consist of the Claims of
                                   the Environmental Regulators and the Tribe.

         4.6 EXPLORATION

               Class Exploration P: Class Exploration P consists of all Exploration Priority Non-Tax Claims.

               Class Exploration 1: Class Exploration 1 consists of all Exploration Allowed General Unsecured Claims.

               Class Exploration 2: Class Exploration 2 consists of all Exploration Allowed Put Default Claims.

               Class Exploration 3: Class Exploration 3 consists of all Exploration Allowed Stonehill Note Guarantee Claims.

               Class Exploration 4: Class Exploration 4 consists of all Exploration Allowed interests.

                                    ARTICLE V
                       IMPAIRMENT OF CLAIMS AND INTERESTS

         5.1 All Classes of Claims and Allowed Interests are impaired under the provisions of this Plan except Priority Non-Tax Claims (Classes Mining F, Argentina P, Metals P, Exploration P), Exploration Allowed General Unsecured Claims (Class Exploration I), and Exploration Allowed Interests (Class Exploration 4). The Debtors are soliciting acceptances to the Plan from the Claimants in Classes Mining 1, Mining 2, Mining 3, Mining 4, Mining 5, Mining 6, Argentina 1, Argentina 2, Metals 1, Metals 2, Metals 3, Exploration 2, and Exploration 3. The Debtors are not soliciting acceptances from the Holders of Allowed Interests in Classes Mining 8, Argentina 3 and Metals 5 because those classes are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtors are not soliciting acceptances from the Holders of Claims in Classes Mining 7 and Metals 4 because Holders of such Claims are deemed to have accepted the Plan by making the Convenience Claim Election. Notwithstanding that certain Stipulation by Debtors, the United States, and Coeur d'Alene Tribe Temporarily Allowing Claims for Voting Purposes Only dated October 31, 2000, pursuant to the terms of the Agreement in Principle, claims of the Environmental Regulators and the Tribe shall be separately classified and treated as set forth herein, and the Environmental Regulators and the Tribe shall be deemed to have accepted the Plan.

                                   ARTICLE VT
                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

         6.0 TREATMENT MECHANICS

               The Plan's treatment mechanism reflects that Mining, as a holding company whose property consists exclusively of the equity in its subsidiaries, Argentina, Metals, and Exploration, has no value to distribute to its creditors because each Debtor-subsidiary is insolvent. Accordingly, other than through the consensual re-distribution of value from the Gifting Creditors, Mining would have no value to distribute to its creditors. In order to establish a consensual restructuring and to provide for a dispersed body of Holders of New Mining Stock, the Gifting Creditors (who are the Holders of Allowed Claims against Argentina) have agreed to re-distribute certain of their recoveries to Mining creditors. By virtue of this redistribution, Holders of Allowed Claims against Mining will receive a portion of the "Gifted Stock," which is the New Mining Stock consensually re-distributed by the Gifting Creditors. The treatment mechanic is that the Gifting Creditors will receive their distributions based upon their Claims against, in the case of the Elliott Group, Mining, Metals, and Argentina, and, in the case of the Stonehill Group, Mining and Argentina, and then "gift" or redistribute to the Holders of Allowed Claims in Class Mining 2, Class Mining 3, Class Mining 4,

Class Mining 5, Class Mining 6, and Class Mining 8 an amount of New Mining Stock that (1) enables each Holder in all such creditor Classes that accept the Plan to receive the same proportion of New Mining Stock to its Allowed Claim as received by each Holder in the other reference creditor Classes, and (2) enables the Gifting Creditors to retain (i) 89.99% of the New Mining Stock on a fully diluted basis taking into account all of the distributions afforded to the Gifting Creditors on account of all of their Allowed Claims at each of Mining, Metals, and Argentina plus (ii) all Forfeited Stock.

               The Plan Proponents know the amount of Allowed Claims in each Class other than Class Mining 2 (Mining Allowed General Unsecured Claims) and Class Metals 2 (Metals Allowed General Unsecured Claims). However, based upon current estimates, the Plan Proponents estimate that Class Mining 2
(Mining Allowed General Unsecured Claims) will consist of Allowed Claims aggregating $2,598.887, and Class Metals 2 (Metals Allowed General Unsecured Claims) will consist of Allowed Claims aggregating $1,822,545. Based on these estimates, the Plan Proponents believe that (1) Class Mining 2 (Mining Allowed General Unsecured Claims) will receive in the aggregate 0.67% of the New Mining Stock to be distributed Pro Rata to the Holders of Allowed Claims in such Class, and (2) Class Metals 2 (Metals Allowed General Unsecured Claims) will receive in the aggregate 0.46% of the New Mining Stock to be distributed Pro Rata to the Holders of Allowed Claims in such Class. In all cases, the treatment guiding principles are that (1) each Holder in all such of Class Mining 2, Class Mining 3, Class Mining 4, Class Mining 5, and Class Mining 6 Classes that accept the Plan will receive the same proportion of New Mining Stock to its Allowed
Claim as received by each Holder in all of the other reference creditor Classes, and (2) the Gifting Creditors will retain (i) 89.99% of the New Mining Stock on a fully diluted basis taking into account all of the distributions afforded to the Gifting Creditors on account of all of their Allowed Claims at each of Mining, Metals, and Argentina plus (ii) the Forfeited Stock.

         6.1 TREATMENT OF CLASS MINING P
               (ALLOWED MINING PRIORITY NON-TAX CLAIMS)

               In full satisfaction, payment and discharge of its Priority Non-Tax Claim, and in accordance with section 1129(a)(9) of the Bankruptcy Code, each Holder of an Allowed Mining Priority Non-Tax Claim shall receive (i) payment in full in cash on the Effective Date, or (ii) such other treatment as will render such Allowed Mining Priority Non-Tax Claim unimpaired.

               Class Mining P is impaired under the provisions of the Plan.

               The Debtors are not soliciting acceptances from the Holders of Claims in Class Mining P.

        6.2 TREATMENT OF CLASS MINING 1
               (MINING SECURED CLAIMS)

                In full satisfaction, payment and discharge of their Mining Allowed Secured Claims, all Holders of Allowed Secured Claims in Class Mining 1
(i) shall retain their liens to the extent of the allowed amount of their Allowed Secured Claims and shall receive deferred cash payments totaling, and of a value as of the Effective Date of, at least the allowed amount of their Allowed Secured Claims or (ii) shall receive payment on such other terms as mutually agreed to by the Holder of a Mining Allowed Secured Claim and the Plan Proponents.

                Class Mining 1 is impaired under the provisions of the Plan.

                The Debtors are soliciting acceptances from the Holders of Claims in Class Mining 1.

         6.3 TREATMENT OF CLASS MINING 2
               (MINING GENERAL UNSECURED CLAIMS)

               6.3.1 MINING CONVENIENCE CLAIM ELECTION

               Any Holder of a Mining Allowed General Unsecured Claim in an amount less than, equal to or reduced by the Holder thereof to ten thousand dollars ($10,000) may elect, by appropriately marking their Ballot, to be the Holder of a Mining Allowed Convenience Claim and shall receive the treatment provided for in Class Mining 7.

               6.3.2 TREATMENT
                      (MINING ALLOWED GENERAL UNSECURED CLAIMS)

               (a) If Class Mining 2 votes to accept the Plan by the majorities required by section 1126(c) of the Bankruptcy Code, all Holders of Mining Allowed Unsecured Claims who have not made the Mining Convenience Claim Election, in full satisfaction, payment and discharge of their Claims, shall receive a Pro Rata share (relative to other Holders of Class Mining 2 Claims) of the Class Gifted Creditor Stock Shares (Class Mining 2 relative to the aggregate amount of Class Mining 2, Class Mining 3, Class Mining 4, Class Mining 5, and Class Mining 6) of New Mining Stock.

               (b) To provide the distribution afforded by subsection (a) above, if Class Mining 2 votes to accept the Plan, the Holders of Argentina Allowed Put Default Claims (Class Argentina 1) and Argentina Allowed Stonehill Note Guarantee Claims (Class Argentina 2): (i) agree that the aggregate amount of New Mining Stock that Classes Argentina 1 and Argentina 2 would have received if Class Mining 2 had not voted to accept the Plan shall be reduced by the amount of New Mining Stock to be distributed in accordance with (a) above; and (ii) authorize and agree that such New Mining Stock shall be distributed to the Holders of Class Mining 2 Claims. The aforesaid reduction of the New Mining Stock distributed to Classes Argentina 1 and Argentina 2 (if it occurs) shall be in accordance with the provisions of Section 11.12.3 of the Plan.

               (c) If Class Mining 2 votes to reject the Plan by the majorities set forth in section 1126(c) of the Bankruptcy Code, Holders of Mining Allowed General Unsecured Claims will receive no distribution under this Plan in respect of such claim.

               Class Mining 2 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Mining 2.

         6.4 TREATMENT OF CLASS MINING 3
               (MINING ALLOWED EUROBOND GUARANTEE CLAIMS)

               (a) If Class Mining 3 votes to accept the Plan by the majorities required by section 1126(c) of the Bankruptcy Code, all Holders of Mining Allowed Eurobond Guarantee Claims, in full satisfaction, payment and discharge of their Claims, shall receive a Pro Rata share (relative to other Holders of Class Mining 3 Claims) of the Class Gifted Creditor Stock Shares (Class Mining 3 relative to the aggregate amount of Class Mining 2, Class Mining 3, Class Mining 4, Class Mining 5, and Class Mining 6) of New Mining Stock.

               (b) To provide the distribution afforded by subsection (a) above, if Class Mining 3 votes to accept the Plan, the Holders of Argentina Allowed Put Default Claims (Class Argentina 1) and Argentina Allowed Stonehill Note Guarantee Claims (Class Argentina 2): (i) agree that the aggregate amount of New

Mining Stock that Classes Argentina 1 and Argentina 2 would have received if Class Mining 3 had not voted to accept the Plan shall be reduced by the amount of New Mining Stock to be distributed in accordance with (a) above; and (ii) authorize and agree that such New Mining Stock shall be distributed to the Holders of Class Mining 3 Claims. The aforesaid reduction of the New Mining Stock distributed to Classes Argentina 1 and Argentina 2 (if it occurs) shall be in accordance with the provisions of Section 11.12.3 of the Plan.

               (c) If Class Mining 3 votes to reject the Plan by the majorities set forth in section 1126(c) of the Bankruptcy Code, Holders of Mining Allowed Eurobond Guarantee Claims will receive no distribution under this Plan in respect of such claim.

               Class Mining 3 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Mining 3.

         6.5 TREATMENT OF CLASS MINING 4
               (MINING ALLOWED STONEHILL NOTE CLAIMS)

               (a) If Class Mining 4 votes to accept the Plan by the majorities required by section 1126(c) of the Bankruptcy Code, all Holders of Mining Allowed Stonehill Note Claims, in full satisfaction, payment and discharge of their Claims, shall receive a Pro Rata share (relative to other Holders of Class Mining 4 Claims) of the Class Gifted Creditor Stock Shares (Class Mining 4 relative to the aggregate amount of Class Mining 2, Class Mining 3, Class Mining 4, Class Mining 5, and Class Mining 6) of New Mining Stock.

               (b) To provide the distribution afforded by subsection (a) above, if Class Mining 4 votes to accept the Plan, the Holders of Argentina Allowed Put Default Claims (Class Argentina 1) and Argentina Allowed Stonehill Note Guarantee Claims (Class Argentina 2): (i) agree that the aggregate amount of New Mining Stock that Classes Argentina 1 and Argentina 2 would have received if Class Mining 2 had not voted to accept the Plan shall be reduced by the amount of New Mining Stock to be distributed in accordance with (a) above; and (ii) authorize and agree that such New Mining Stock shall be distributed to the Holders of Class Mining 4 Claims. The aforesaid reduction of the New Mining Stock distributed to Classes Argentina 1 and Argentina 2 (if it occurs) shall be in accordance with the provisions of Section 11.12.3 of the Plan.

               (c) If Class Mining 4 votes to reject the Plan by the majorities set forth in section 1126(c) of the Bankruptcy Code, Holders of Mining Allowed Stonehill Note Claims will receive no distribution under this Plan in respect of such claim.

               Class Mining 4 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Mining 4.

         6.6 TREATMENT OF CLASS MINING 5
               (MINING ALLOWED 9% NOTE CLAIMS)

               (a) If Class Mining 5 votes to accept the Plan by the majorities required by section 1126(c) of the Bankruptcy Code, all Holders of Allowed Mining 9% Notes Claims, in full satisfaction, payment and discharge of their Claims, shall receive a Pro Rata share (relative to other Holders of Class Mining 5 Claims) of the Class Gifted Creditor Stock Shares (Class Mining 5 relative to the aggregate amount of Class Mining 2, Class Mining 3, Class Mining 4, Class Mining 5, and Class Mining 6) of New Mining Stock.

               (b) To provide the distribution afforded by subsection (a) above, if Class Mining 5 votes to accept the Plan, the Holders of Argentina Allowed Put Default Claims (Class Argentina 1) and Argentina Allowed Stonehill Note Guarantee Claims (Class Argentina 2): (i) agree that the aggregate amount of New Mining Stock that Classes Argentina 1 and Argentina 2 would have received if Class Mining had not voted to accept the Plan shall be reduced by the amount of New Mining Stock to be distributed in accordance with (a) above; and (ii) authorize and agree that such New Mining Stock shall be distributed to the Holders of Class Mining 4 Claims. The aforesaid reduction of the New Mining Stock distributed to Classes Argentina 1 and Argentina 2 (if it occurs) shall be in accordance with the provisions of Section 11.12.3 of the Plan.

               (c) If Class Mining 5 votes to reject the Plan by the majorities set forth in section 1126(c) of the Bankruptcy Code, Holders of Mining Allowed 9% Note Claims will receive no distribution under this Plan in respect of such claim.

               Class Mining 5 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Mining 5.

         6.7 TREATMENT OF CLASS MINING 6
               (MINING ALLOWED 5% NOTE CLAIMS)

               (a) If Class Mining 6 votes to accept the Plan by the majorities required by section 1126(c) of the Bankruptcy Code, all Holders of Allowed Mining 5% Notes Claims, in full satisfaction, payment and discharge of their Claims, shall receive a Pro Rata share (relative to other Holders of Class Mining 6 Claims) of the Class Gifted Creditor Stock Shares (Class Mining 6 relative to the aggregate amount of Class Mining 2, Class Mining 3, Class Mining 4, Class Mining 5, and Class Mining 6) of New Mining Stock.

               (b) To provide the distribution afforded by subsection (a) above, if Class Mining 6 votes to accept the Plan, the Holders of Argentina Allowed Put Default Claims (Class Argentina 1) and Argentina Allowed Stonehill Note Guarantee Claims (Class Argentina 2): (i) agree that the aggregate amount of New Mining Stock that Classes Argentina 1 and Argentina 2 would have received if Class Mining 2 had not voted to accept the Plan shall be reduced by the amount of New Mining Stock to be distributed in accordance with (a) above; and (ii) authorize and agree that such New Mining Stock shall be distributed to the Holders of Class Mining 4 Claims. The aforesaid reduction of the New Mining Stock distributed to Classes Argentina 1 and Argentina 2 (if it occurs) shall be in accordance with the provisions of Section 11.12.3 of the Plan.

               (c) If Class Mining 6 votes to reject the Plan by the majorities set forth in section 1126(c) of the Bankruptcy Code, Holders of Allowed Mining 5% Notes Claims will receive no distribution under this Plan in respect of such claim.

               Class Mining 6 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Mining 6.

        6.8 TREATMENT OF CLASS MINING 7
               (MINING CONVENIENCE CLAIMS)

               In full satisfaction, payment and discharge of their Convenience Claims, all Holders of Mining Allowed Convenience Claims shall receive ten percent (10%) of the allowed amount of their Allowed

Convenience Claims in cash on the Effective Date subject to an absolute maximum cash recovery of one thousand dollars ($1,000) per Claimant.

               Class Mining 7 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Mining 7.

         6.9 TREATMENT OF CLASS MINING 8
               (MINING OLD COMMON SHARE INTERESTS)

               In full satisfaction of their Mining Old Common Share Interests, Holders of Mining Old Common Share Interests shall receive no distribution in respect of their Mining Old Common Share Interests, which shall be deemed canceled, retired, and eliminated as of the Effective Date, in accordance with section 11.3 of the Plan. Under section 11.12.1 of this Plan, Holders of Mining Old Common Share Interests eliminated under this Plan shall receive a Pro Rata distribution of the Gifted Equity Stock except that no New Common Stock will be distributed to any account holding fewer than 100 shares of Old Common Stock of Mining.

               Class Mining 8 is impaired under the provisions of the Plan.

               The Debtors are not soliciting acceptances from the Holders of Claims in Class Mining 8, which class is deemed to have rejected the Plan.

         6.9.1 TREATMENT OF CLASS MINING 9
               (CLAIMS OF THE ENVIRONMENTAL REGULATORS AND THE TRIBE)

               In full satisfaction of their Claims against the Debtors, the Environmental Regulators and the Tribe shall be treated in accordance with the terms of the New Consent Decree, as described in section Article XVIII hereof, and in the Agreement in Principle attached hereto as Exhibit G. Notwithstanding any other provision of this Plan or the Disclosure Statement, the Environmental Regulators and the Tribe shall not participate in any of the distributions to any of the other Classes of Claims or Interests under this Plan, but shall instead be treated in accordance with the treatment provided for in the New Consent Decree, as described in the Agreement in Principle attached as Exhibit G.

               Class Mining 9 is impaired under the provisions of the Plan. The members of Class Mining 9 have accepted the Plan.

         6.10 TREATMENT OF CLASS ARGENTINA P
               (ARGENTINA ALLOWED PRIORITY NON-TAX CLAIMS)

               In full satisfaction, payment and discharge of its Priority Non-Tax Claim, and in accordance with section 1129(a)(9) of the Bankruptcy Code, each Holder of an Allowed Argentina Priority Non-Tax Claim shall receive
(i) payment in full in cash on the Effective Date, or (ii) such other treatment as will render such Allowed Argentina Priority Non-Tax Claim unimpaired

               Class Argentina P is unimpaired under the provisions of the Plan.

               The Debtors are not soliciting acceptances from the Holders of Claims in Class Argentina P.

         6.11 TREATMENT OF CLASS ARGENTINA I
               (ARGENTINA ALLOWED PUT DEFAULT CLAIMS)

               In full satisfaction, payment and discharge of their Argentina Allowed Put Default Claims, all Holders of Argentina Allowed Put Default Claims shall receive on the Effective Date 55.7% percent of the New Argentina Stock issued pursuant to this Plan; provided, however, that immediately upon receiving such New Argentina Stock on the Effective Date, each such Holder shall be deemed to tender such New Argentina Stock to Reorganized Mining in exchange for a Pro Rata interest (relative to the other Holders of Argentina Allowed Put Default Claims) in: (i) 51.54% of the outstanding shares of New Mining Stock, and (ii) the Argentina Newco Call Option.

               Class Argentina 1 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Argentina 1.

         6.12 TREATMENT OF CLASS ARGENTINA 2
               (ARGENTINA ALLOWED STONEHILL NOTES GUARANTEE CLAIMS)

               In full satisfaction, payment and discharge of their Argentina Allowed Stonehill Notes Guarantee Claims, all Holders of Argentina Allowed Stonehill Notes Guarantee Claims shall receive on the Effective Date 44.3% percent of the New Argentina Stock issued pursuant to this Plan; provided, however, that immediately upon receiving such New Argentina Stock on the Effective Date, each such Holder shall be deemed to tender such New Argentina Stock to Reorganized Mining in exchange for a Pro Rata interest (relative to the other Holders of Argentina Allowed Stonehill Notes Guarantee Claims) in: (i) 40.94% of the outstanding shares of New Mining Stock, and (ii) the Argentina Newco Call Option.

               Class Argentina 2 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Argentina 2.

         6.13 TREATMENT OF CLASS ARGENTINA 3
               (ARGENTINA ALLOWED INTERESTS)

               In full satisfaction of their Argentina Allowed Interests, Holders of Argentina Allowed Interests shall receive no distribution on account of their Argentina Allowed Interests, which shall be deemed canceled, retired, and eliminated on the Effective Date in accordance with section 11.3 of the Plan.

               Class Argentina 3 is impaired under the provisions of the Plan.

               The Debtors are not soliciting acceptances from the Holders of Claims in Class Argentina 3, which class is deemed to have rejected the Plan.

        6.14 TREATMENT OF CLASS METALS P
               (METALS ALLOWED NON-TAX PRIORITY CLAIMS)

               In full satisfaction, payment and discharge of its Priority Non-Tax Claim, and in accordance with section 1129(a)(9) of the Bankruptcy Code, each Holder of an Allowed Metals Priority Non-Tax Claim shall receive (i) payment in full in cash on the Effective Date, or (ii) such other treatment as will render such Allowed Metals Priority Non-Tax Claim unimpaired.

               Class Metals P is unimpaired under the provisions of the Plan.

               The Debtors are not soliciting acceptances from the Holders of Claims in Class Metals P.

        6.15 TREATMENT OF CLASS METALS 1
               (METALS SECURED CLAIMS)

               In full satisfaction, payment and discharge of their Metals Allowed Secured Claims, all Holders of Allowed Secured Claims in Class Metals
1 (i) shall retain their liens to the extent of the allowed amount of their Allowed Secured Claims and shall receive deferred cash payments totaling, and of a value as of the Effective Date of, at least the allowed amount of their Allowed Secured Claims or (ii) shall receive payment on such other terms as mutually agreed to by the Holder of a Metals Allowed Secured Claim and the plan proponents.

               Class Metals 1 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Metals 1.

        6.16 TREATMENT OF CLASS METALS 2
               (METALS ALLOWED GENERAL UNSECURED CLAIMS)

               6.16.1 Metals Convenience Claim Election

               Any Holder of a Metals Allowed General Unsecured Claim in an amount less than, equal to or reduced by the Holder thereof to ten thousand dollars ($10,000) may elect, by appropriately marking their Ballot, to be the Holder of a Metals Allowed Convenience Claim and shall receive the treatment provided for in Class Metals 4.

               6.16.2 TREATMENT

               All Holders of Metals Allowed General Unsecured Claims, in full satisfaction, payment and discharge of their Claims, shall receive on the Effective Date a Metals Proportionate Distribution of the New Metals Stock issued pursuant to this Plan; provided, however, that immediately upon receiving such New Metals Stock on the Effective Date, each such Holder shall be deemed to tender such New Metals Stock to Reorganized Mining in exchange for a Pro Rata share (relative to the other Holders of Metals Allowed General Unsecured Claims) of New Mining Stock on an exchange basis exchanging 100% of the New Metals Stock for 7.52% of the New Mining Stock.

               Class Metals 2 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Metals 2.

        6.17 TREATMENT OF CLASS METALS 3
               (METALS ALLOWED EUROBOND CLAIMS)

               All Holders of Metals Allowed Eurobond Claims, in full satisfaction, payment and discharge of their Claims, shall receive on the Effective Date a Metals Proportionate Distribution of the New Metals Stock issued pursuant to this Plan; provided, however, that immediately upon receiving such New Metals Stock on the Effective Date, each such Holder shall be deemed to tender such New Metals Stock to Reorganized Mining in exchange for a Pro Rata share (relative to the other Holders of Metals Allowed Eurobond Claims) of New Mining Stock on an exchange basis exchanging 100% of the New Metals Stock for 7.52% of the New Mining Stock.

               Class Metals is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Metals 3.

        6.18 TREATMENT OF CLASS METALS 4
               (METALS CONVENIENCE CLAIMS)

               In full satisfaction, payment and discharge of their Convenience Claims, all Holders of Metals Allowed Convenience Claims shall receive ten percent (10%) of the allowed amount of their Allowed Convenience Claims in cash on the Effective Date subject to an absolute maximum cash recovery of one thousand dollars ($1000) per Claimant.

               Class Metals 4 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Metals 4.

         6.19 TREATMENT OF CLASS METALS 5
               (METALS ALLOWED INTERESTS).

               In full satisfaction of their Metals Allowed Interests, Holders of Metals Allowed Interests shall receive no distribution in respect of their Metals Allowed Interests, which shall be deemed canceled, retired, expunged, and eliminated on the Effective Date in accordance with section 11.3 of the Plan.

               Class Metals 5 is impaired under the provisions of the Plan.

               The Debtors are not soliciting acceptances from the Holders of Claims in Class Metals 5, which class is deemed to have rejected the Plan.

               6.19.1 TREATMENT OF CLASS METALS 6
                       (CLAIMS OF THE ENVIRONMENTAL REGULATORS AND THE TRIBE)

               In full satisfaction of their Claims against the Debtors, the Environmental Regulators and the Tribe shall be treated in accordance with the terms of the New Consent Decree, as described in section Article XVIII hereof, and in the Agreement in Principle attached hereto as Exhibit G. Notwithstanding any other provision of this Plan or the Disclosure Statement, the Environmental Regulators and the Tribe shall not participate in any of the distributions to any of the other Classes of Claims or Interests under this Plan, but shall instead be treated in accordance with the treatment provided for in the New Consent Decree, as described in the Agreement in Principle attached as Exhibit G.

               Class Metals 6 is impaired under the provisions of the Plan. The members of Class Metals 6 have accepted the Plan.

         6.20 TREATMENT OF CLASS EXPLORATION P
               (EXPLORATION PRIORITY NON-TAX CLAIMS)

               In full satisfaction, payment and discharge of its Priority Non-Tax Claim, and in accordance with section 1129(a)(9) of the Bankruptcy
Code, each Holder of an Allowed Exploration Priority Non-Tax Claim shall receive
(i) payment in full in cash on the Effective Date, or (ii) such other treatment as will render such Allowed Exploration Priority Non-Tax Claim unimpaired.

               Class Exploration P is unimpaired under the provisions of the Plan.

               The Debtors are not soliciting acceptances from the Holders of Claims in Class Exploration P.

         6.21 TREATMENT OF CLASS EXPLORATION 1
               (EXPLORATION ALLOWED GENERAL UNSECURED CLAIMS)

               All Holders of Exploration Allowed General Unsecured Claims, in full satisfaction, payment end discharge of their Claims, shall receive payment in full in cash on the later of the Effective Date or the date such Claim becomes an Allowed Claim, or such other treatment as will render such Exploration Allowed General Unsecured Claims unimpaired.

               Class Exploration 1 is unimpaired under the provisions of the Plan.

               The Debtors are not soliciting acceptances from the Holders of Claims in Class Exploration 1.

         6.22 TREATMENT OF CLASS EXPLORATION 2
               (EXPLORATION ALLOWED PUT DEFAULT CLAIMS)

               In full satisfaction, payment and discharge of their Exploration Allowed Put Default Claims, Holders of Exploration Allowed Put Default Claims shall receive no distribution from Exploration nor retain any legal, equitable, or contractual rights with respect to their Exploration Allowed Put Default Claims against Exploration.

               Class Exploration 2 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Exploration 2.

         6.23 TREATMENT OF CLASS EXPLORATION 3
               (EXPLORATION ALLOWED STONEHILL NOTES GUARANTEE CLAIMS)

               In full satisfaction, payment and discharge of their Exploration Allowed Stonehill Notes Guarantee Claims, Holders of Exploration Allowed Stonehill Notes Guarantee Claims shall receive no distribution from Exploration nor retain any legal, equitable, or contractual rights with respect to their Exploration Allowed Stonehill Notes Guarantee Claims against Exploration.

               Class Exploration 3 is impaired under the provisions of the Plan.

               The Debtors are soliciting acceptances from the Holders of Claims in Class Exploration 3.

         6.24 TREATMENT OF CLASS EXPLORATION 4
               (EXPLORATION ALLOWED INTERESTS)

        In full satisfaction of their Exploration Allowed Interests, the Holder of the Exploration Allowed Interest shall receive 100% of the shares of New Exploration Stock.

               Class Exploration 4 is unimpaired under the provisions of the Plan.

               The Debtors are not soliciting acceptances from the Holder of Claims in Class Exploration 4.

                                   ARTICLE VII
                         TREATMENT OF UNIMPAIRED CLAIMS

         7.1 ADMINISTRATIVE CLAIMS

         Administrative Claims are not classified under the Plan. In accordance with section 1129(a)(9) of the Bankruptcy Code, each Holder of an Allowed Administrative Claim shall receive the full amount of its unpaid Allowed Administrative Claim (i) in cash on the Effective Date or (ii) on such other terms as mutually agreed to by the Holder of an Allowed Administrative Claim and the Plan Proponents; provided however, that Allowed Administrative Claims representing (a) post-Petition Date liabilities incurred in the ordinary course of business, or (b) post-Petition Date liabilities arising under loans or advances to any Debtor(s) whether or not incurred in the ordinary course of business, shall be paid in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto; provided, further, however, that Administrative Claims of the United States Trustee for fees pursuant to 29 U.S.C. Section 1930(a)(6) shall be paid in accordance with the applicable schedule for payment of such fees, provided, further, however, that interim and/or final payment of Allowed Administrative Claims approved by the Bankruptcy Court shall be paid in accordance with such Bankruptcy Court approval; provided, further, however, that notwithstanding any other provision contained in this section, DIP Claims shall be paid in full in cash on the Effective Date. The Eurobond Indenture Trustee Fee and Mining 9% Notes Indenture Trustee fee will be paid by the Debtors without the need for filing of a claim with the Court or a Court order.

               7.1.1 DIP CLAIMS

               DIP Claims shall be paid in full in cash on the Effective Date, giving due regard and fully enforcing all priorities, "superpriorities," and liens granted in favor of the DIP Lenders. Upon payment in full of the DIP Claims, the DIP Lenders shall release any and all liens against and security interests in the Debtors' and the Estates' property, the DIP Facility shall be deemed terminated, and the Debtors' and Reorganized Debtors' obligations thereunder shall be canceled.

         7.2 TAX CLAIMS

         Pursuant to Section 1129(a)(9)(c) of the Bankruptcy Code, unless otherwise agreed by the Holder of a Tax Claim and the applicable Debtor or Reorganized Debtor, each Holder of an Allowed Tax Claim will receive, in full satisfaction of its Tax Claim, deferred cash payments over a period not exceeding six years from the date of assessment of such Tax Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at 7% per annum on the unpaid portion of each Allowed Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the Holders of an Allowed Tax Claim through deferred cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Tax Claim). Unless otherwise agreed by a Holder of a Tax Claim and the Applicable Debtor or Reorganized Debtor, the first payment on account of such Tax Claim will be payable one year after the Effective Date or, if the Tax Claim is not allowed within one year after the Effective Date, the first Subsequent Distribution Date after the date on which (i) an Order allowing such Tax Claim becomes a Final Order or, (ii) a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the Holder of the Tax Claim; provided, however, that the Reorganized Debtors will have the right to pay any Allowed Tax Claim, or any remaining balance of any Tax Claim, in full any time on or after the Effective Date, without premium or penalty.

         Notwithstanding the above provisions of this section of the Plan, the Holder of an Allowed Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Tax Claim. Any such Claim or demand for any such penalty (i) will be subject to treatment as a General Unsecured Claim and (ii) the Holder of an Allowed Tax Claim will not assess or attempt to collect any such penalty from the Reorganized Debtors or their property.

         7.3 GENERAL BAR DATE FOR ADMINISTRATIVE CLAIMS

         Except as otherwise provided herein, unless previously filed, requests for payment of Administrative Claims must be filed and served on the Reorganized Debtors, pursuant to the procedure specified in the CONFIRMATION ORDER and the Notice of Entry of the CONFIRMATION ORDER not later than 30 days after the Effective Date. Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file or serve such a request by the applicable bar date will be forever barred from asserting Administrative Claims against the Debtors, the Reorganized Debtors or their respective property and such Administrative Claims will be deemed discharged as of Effective Date. Objections to such requests must be filed and served on the Reorganized Debtors and the requesting party by the latter of(a) 120 days after the Effective Date or (b) 60 days after the filing of the applicable request for payment of Administrative Claims. Unless a dispute exists with respect to the Eurobond Indenture Trustee Fee or the Mining 9% Notes Indenture Trustee Fee no request for payment of Administrative Claims need be filed by the Eurobond Indenture Trustee or the Mining 9% Notes Indenture Trustee.

         7.4 BAR DATE FOR PROFESSIONAL COMPENSATION

         Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must file with the Court and serve on Counsel for the Reorganized Debtors, the Elliott Group, the Stonehill Group, and such other entities who are designated by the Bankruptcy Rules, the CONFIRMATION ORDER, the Fee Order or other of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 60 days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be filed and served on the Reorganized Debtors and the requesting party by the later of(i) 90 days after the Effective Date or
(ii) 30 days after the filing of the applicable request for payment of the Fee Claim. To the extent necessary, the CONFIRMATION ORDER will amend and supercede any previously entered Order of the Bankruptcy Court including the Fee Order, regarding the payment of Fee Claims.

                                  ARTICLE VIII
                       ACCEPTANCE OR REJECTION OF THE PLAN

         8.1 VOTING

         Acceptance of the Plan by a Claimant shall be deemed to be a consent to all provisions of the Plan and to the treatment thereunder to such Holder and to all other Claimants.

         8.2 CLASSES ENTITLED TO VOTE

         Only Holders of Claims, which are Allowed Claims as of the Confirmation Date, in impaired Classes receiving distributions under the Plan, are entitled to vote on the Plan. Accordingly, each Claimant in Classes Mining 1, Mining 2, Mining 3, Mining 4, Mining 5, Mining 6, Argentina 1, Argentina 2, Metals 1, Metals 2, Metals 3, Metals 4, Exploration 2, and Exploration 3 shall be entitled to vote to accept or reject the Plan. All Claimants entitled to vote to accept or to reject the Plan shall vote by appropriately executing a Ballot, or in the case of a brokerage firm or other nominee holding Claims in its own name on behalf of a beneficial Holder, a Master Ballot, in accordance with the voting procedures described in the Disclosure Statement.

         8.3 ACCEPTANCE BY IMPAIRED CLASSES

         An impaired Class of Claims shall have accepted the Plan if the Holders of at least two-thirds (2/3) in amount, and more than one-half (1/2) in number, of the Allowed Claims actually voting in such Class have voted to accept the Plan.

         8.4 ACCEPTANCE BY MAKING CONVENIENCE CLAIM ELECTION

         Any Holder of an Allowed General Unsecured Claim that makes the Convenience Claim Election, but fails to vote to accept or reject the Plan, shall be deemed to have accepted the Plan, with such vote being counted as part of the applicable General Unsecured Claim Class.

         8.5 RESERVATION OF RIGHT TO WITHDRAW PLAN

         Subject to section 11. below, the Plan Proponents reserve the right to modify or revoke and withdraw the Plan at any time before the Confirmation Date or, if the Debtors are for any reason unable to consummate the Plan after the Confirmation Date, at any time until the Effective Date.

         8.6 CRAM DOWN

         This Plan shall be confirmed pursuant to sections 1129(b)(l) and
(2)(C) of the Bankruptcy Code notwithstanding the deemed rejection by Classes Mining 8, Argentina 3, Metals 5 and Exploration 4. If any Class of Claims votes to reject this Plan, this Plan shall be confirmed pursuant to sections 1129(b)(l) and (2)(A) or (2)(B) notwithstanding such rejection. The Plan as currently constituted may be confirmed as set forth above so long as at least one impaired class of Claims votes to accept the Plan. The Plan Proponents believe that not less than nine (9) voting classes will vote to accept the Plan. The Plan Proponents also reserve the right to make modifications, if necessary or appropriate, to effectuate confirmation as set forth above.

         8.7 CONFIRMATION AS TO ONE OR MORE DEBTORS

         Upon the consent of the Plan Proponents, this Plan may be confirmed as to any one or all of the Subsidiary Debtors. Should the Plan Proponents determine to seek Confirmation of this Plan as to less than all of the Subsidiary Debtors, the Subsidiary Debtors as to which Confirmation is not sought, and all terms and provision of this Plan relative to such Subsidiary Debtors shall be deemed deleted from the Plan ab initio and the rights of all parties in interest in such Subsidiary Debtors Reorganization Cases are and shall be reserved in full.

         8.8 ACCEPTANCE BY CLASSES MINING 9 AND METALS 6

         Pursuant to the terms of the Agreement in Principle, the Environmental Regulators and the Tribe, and Classes Mining 9 and Metals 6, shall be deemed to have accepted the Plan.

                                   ARTICLE IX
                   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

         9.1 OBJECTIONS TO CLAIMS: PROSECUTION OF DISPUTED CLAIMS'

               9.1.1 The Debtors or Reorganized Debtors reserve the right to object to the allowance of Claims (other than Claims allowed under this Plan), including those listed in the Schedules or filed with the Bankruptcy Court with respect to which it disputes liability or allowance in whole or in part, or the characterization of a Claim as secured or unsecured. Objections to Claims must be, except as otherwise set forth herein, filed and served on the appropriate claimant on or before 120 days after the Effective Date or such later date as may be established by the Court. All objections shall be litigated to Final Order; provided, however, that, with the consent of the other Plan Proponents, the Debtors or Reorganized Debtors may compromise, settle, withdraw or resolve by any other method approved by the Bankruptcy Court, any such objections to Claims.

               9.1.2 Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize a Proof of Claim filed by (i) the Mining 9% Notes Indenture Trustee in respect of the Mining 9% Notes Claims, and (ii) the Eurobond Indenture Trustee in respect of the Eurobond Claims. Accordingly, any Claim, proof of which is filed by the direct, indirect, or beneficial Holder of a Mining 9% Note Claim shall be disallowed as duplicative of the Claims of the 9% Note Indenture Trustee, and any Claim, proof of which is filed by the direct, indirect, or beneficial Holder of a Eurobond Claim, may be disallowed as duplicative of the Claim of the Eurobond Indenture Trustee, each without need for any further action or Bankruptcy Court order. Notwithstanding such disallowance, the Debtors may rely upon proofs of claim filed by beneficial holders for the purpose of making distributions directly to such beneficial holders. However, disallowance of any claims as duplicative pursuant to this section shall not constitute a waiver or admission with respect to the Debtors' or the Reorganized Debtors' rights to object to any Claims which are not disallowed purely on the basis of being duplicative pursuant to this subsection.

         9.2 ESTIMATION OF CLAIMS

         A Debtor or a Reorganized Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether a Debtor or Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such contingent or unliquidated Claim at any time during litigation concerning any objection to any Claim, including dining the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the amount of such Claim or a maximum limitation on the amount of such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment or distribution on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

         9.3 PAYMENTS AND DISTRIBUTION ON DISPUTED CLAIMS

         Notwithstanding any provision in the Plan to the contrary, no partial payments and no partial distributions shall be made with respect to a Disputed Claim until the resolution of such dispute by Final Order or by compromise, settlement, withdrawal or resolution by any other method approved by the Bankruptcy Court. On the first Subsequent Distribution Date that occurs not less than ten (10) days after a

Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim shall receive all payments and/or distributions to which such Holder is then entitled under the Plan.

         9.4 RESERVE FOR AND ISSUANCE OF CASH ON DISPUTED CLAIMS

         If Disputed Claims exist in any Classes receiving cash under the Plan, each of the Reorganized Debtors shall separately hold for the benefit of each Holder of a Disputed Claim against such reorganized Debtor, cash in an amount equal to the cash payments which would have been made to the Holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of
(i) the amount listed in the Schedules, (ii) the amount filed with the Bankruptcy Court, and (iii) the amount as estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code; provided that notwithstanding the existence of Disputed Claims on the Effective Date, the Debtors shall distribute not less than 89.99% of the New Mining Stock to such Gifting Creditors. Such amount so reserved shall constitute and represent the maximum amount in which a Disputed Claim may ultimately become an Allowed Claim. Cash, if any, reserved by each of the Reorganized Debtors on account of Disputed Claims shall be set aside, segregated and, to the extent practicable, held in such investments as shall be consistent with section 345 of the Bankruptcy Code, until Disputed Claims become Allowed Claims. Any cash previously reserved for Allowed Claims in a Class after all Allowed Claims in such Class have received the distributions to which they are entitled under the Plan shall revert to the Reorganized Debtors.

         9.5 RESERVE FOR AND ISSUANCE OF NON-CASH DISTRIBUTION ON DISPUTED
CLAIMS

         If Disputed Claims exist in any Classes receiving a non-cash distribution under the Plan, the Debtor that will be charged with making distributions to the Allowed Claims in the Class to which the Disputed Claim belongs (whether the Debtor is making such non-cash distribution as Debtor qua Debtor or on behalf of another party), such Debtor shall reserve an amount of the distributable securities in an amount equal to the distribution which would have been made to the Holder of such Disputed Claim if it were an Allowed Claim, in an amount equal to the lesser of (i) the amount listed in the Schedules, (ii) the amount filed with the Bankruptcy Court or (iii) the amount as estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code. Such amount so reserved shall constitute and represent the maximum amount in which a Disputed Claim may ultimately become an Allowed Claim.

                                    ARTICLE X
                     EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         10.1 ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS UNEXPIRED LEASES

         Except as otherwise provided in the Plan, on the Effective Date, in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code, the Debtor shall assume all executory contracts or unexpired leases which are identified to be assumed on a Schedule of Executory Contracts and Unexpired Leases to be Assumed that is to be filed by the Debtors with the Bankruptcy Court on or before the Confirmation Date. Notwithstanding the foregoing, the foregoing contracts, licenses and leases shall be assumed only to the extent that they constitute executory contracts or unexpired leases and nothing contained herein shall constitute an admission by the Debtors or the Reorganized Debtors that such contracts, licenses or leases are executory contracts or that any of the Reorganized Debtors have any liability thereunder. Nothing contained herein shall obligate any of the Debtors or the Reorganized Debtors to file a Schedule of Executory Contracts and Unexpired Leases. As of the Effective Date, any executory contract, license, or unexpired lease to be held by any Debtor or another surviving, resulting or acquiring corporation pursuant to this Plan, will be deemed to be assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code. Entry of the CONFIRMATION ORDER will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in this Article X of the Plan, pursuant to section 365 of the

Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose executory contract or lease is being assumed or assumed and assigned pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption or the assumption and assignment of the applicable contract or lease of the proposed amount of the proposed Cure Claim.

         10.2 PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         To the extent that such Claims constitute monetary defaults, the Cure Claims associated with each executory contract and unexpired lease to be assumed pursuant to the Plan would be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor, assuming such contract or lease or the assignee of such Debtor, if any: (1) by payment of the Cure Claim in cash on the Effective Date or (2) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. If there is a dispute regarding (l) the amount of any Cure Claim, (2) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (3) any other matter pertaining to assumption or assumption or assignment of such contract or lease, the payment of any Cure Claim required by section 365(b)(l) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of those executory contracts or unexpired leases between Debtors, the Reorganized Debtors assuming such contract may cure any monetary default (1) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (2) through an intercompany account balance in lieu of payment in cash.

         10.3 REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         On the Effective Date, all executory contracts or unexpired leases of any of the Debtors and/or the Reorganized Debtors shall be deemed rejected in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (i) have been assumed by Final Order of the Bankruptcy Court, (ii) are the subject of a motion to assume pending on the Effective Date, (iii) are identified to be assumed on a list that maybe filed with the Bankruptcy Court on or before the Confirmation Date, or (iv) are assumed pursuant to the terms of the Plan. Entry of the CONFIRMATION ORDER by the Bankruptcy Court shall constitute approval of such deemed rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Nothing contained herein shall constitute an admission by any of the Debtors or the Reorganized Debtors that such contacts, licenses or leases are executory contracts or unexpired leases or that any of the Debtors or the Reorganized Debtors have any liability thereunder. Nothing contained herein shall obligate any of the Debtors or the Reorganized Debtors to file any list of assumed or rejected executory contracts or unexpired leases.

         10.4 REJECTION AND CANCELLATION OF PREPETITION FINANCING OBLIGATIONS

               10.4.1. On the Effective Date, the Prepetition Financing Obligations, to the extent such obligations, or any of them, are executory contracts within the meaning of section 365 of the Bankruptcy Code, shall be deemed rejected in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code. To the extent the Prepetition Financing Obligations are not executory contracts subject to rejection under section 365 of the Bankruptcy Code, they shall be canceled and deemed terminated pursuant to section 1123(a)(5)(F) of the Bankruptcy Code. Any and all obligations of the Debtors under the Prepetition Financing Obligations, without exception, are and shall forever be extinguished. Entry of the CONFIRMATION ORDER by the Bankruptcy Court shall constitute approval of such deemed rejection and/or cancellation pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Notwithstanding the rejection and/or

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

cancellation of the Prepetition Financing Obligations, Holders of Allowed Claims shall receive distributions on account of their Claims in accordance with the provisions of the Plan and shall not have any other or additional Claims against the Debtors, the Reorganized Debtors and/or the Estates on account of any such rejection, cancellation or deemed termination.

               10.4.2 Notwithstanding the rejection and/or cancellation of the Prepetition Financing Obligations, the Mining 9% Notes Indenture and the Eurobond Indenture shall remain in effect as to the Mining 9% Notes Indenture Trustee and the Eurobond Indenture Trustee, respectively, to the extent necessary to allow the Mining 9% Notes Indenture Trustee and the Eurobond Trustee to make the distributions to Holders of Allowed Claims in accordance with the provisions of the Plan and the CONFIRMATION ORDER. Any actions taken by the Mining 9% Notes Indenture Trustee and the Eurobond Indenture other than as provided for in the Plan in respect of distributions shall be null and void as to the Debtors and the Reorganized Debtors, none of which shall be liable for any fees, costs or charges associated with unauthorized actions by the Mining 9% Notes Indenture Trustee and the Eurobond Indenture Trustee. The Mining 9% Notes Indenture Trustee and the Eurobond Indenture Trustee shall be relieved of all obligations under the Mining 9% Notes Indenture and the Eurobond Indenture after their performance of their obligations to make the distributions under the Plan and the CONFIRMATION ORDER.

         10.5 CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES.

         All proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases must be filed with the Bankruptcy Court by the later of (i) thirty (30) days after the date of entry of an order of the Bankruptcy Court approving the rejection of such contracts or leases and
(ii) the Confirmation Date. Any such Claims, proofs of which are not filed timely, shall be barred forever from assertion against the Debtors, the Reorganized Debtors, their Estates and/or their assets or property. Unless otherwise ordered by the Bankruptcy Court, all such properly filed Claims, upon allowance thereof, shall be, and shall be treated as, General Unsecured Claims.

         10.6 INDEMNIFICATION OBLIGATIONS

         For purposes of the Plan, the obligations of the Debtors to indemnify their respective present and former directors or officers, and/or employees in such capacity or as plan administrators or trustees to any employee benefit plan, or any Person serving at the request of any of the Debtors as a director or officer of any other entity pursuant to the Debtors' certificates of incorporation or by-laws or pursuant to applicable state law or specific agreement, or any combination of the foregoing, shall be deemed to be executory contracts, shall be assumed by the Debtors or the Reorganized Debtors, effective as of the Effective Date, in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code and shall survive confirmation of the Plan, remain unaffected thereby, shall not be discharged, and shall pass unaltered to the Reorganized Debtors irrespective of whether such indemnification is owed in connection with an event occurring before, on, or after the Petition Date.

         10.7 COMPENSATION AND BENEFIT PROGRAMS

         All employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors, in effect as of the Confirmation Date and applicable generally to the respective active officers and/or employees of the Debtors, including, without limitation, all then-effective retirement plans, health care plans, sick-pay and disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, vacation and holiday pay policies, are treated as executory contracts under the Plan and, as of and on the Effective Date, shall be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, unless previously terminated, modified or rejected in accordance with the Bankruptcy Code, subject to a pending motion or application before the

Bankruptcy Court to terminate, modify or reject or identified to be rejected on a list that is filed with the Bankruptcy Court on or before the Confirmation Date.

         Metals agrees that it is and will continue to be the plan sponsor of the Negotiated Plan, as defined under 29 U.S.C. section 1301(a)(13) and 29 C.F.R. section 4001.2. As the plan sponsor, Metals intends to fund the Negotiated Plan in accordance with the minimum funding standards under ERISA, 29 U.S.C. section 1082, pay all required Pension Benefit Guaranty Corporation ("PBGC") insurance premiums, 29 U.S.C. section 1307 and comply with all requirements of the Negotiated Plan and ERISA. The Negotiated Plan is subject to the minimum funding requirements of ERISA and section 412 of the Internal Revenue Code. No provision of or proceeding within the Chapter 11 Cases, the Plan (including but not limited to section 14.4 of the Plan) or the CONFIRMATION ORDER shall in any way be construed as discharging, releasing or relieving Metals, Reorganized Metals, or any other party in any capacity, from any liability with respect to the Negotiated Plan. PBGC and the Negotiated Plan shall not be enjoined or precluded from enforcing such liability as a result of any of the provisions of the Plan or confirmation of the Plan, including those providing for satisfaction, release and discharge of claims.

         Mining agrees that it is and will continue to be the plan sponsor of the Sunshine Plan, as defined under 29 U.S.C. section 1301(a)(13) and 29 C.F.R.
section 4001.2. As the plan sponsor, Mining intends to fund the Sunshine Plan in accordance with the minimum funding standards under ERISA, 29 U.S.C. section 1082, pay all required PBGC insurance premiums, 29 U.S.C. section 1307 and comply with all requirements of the Sunshine Plan and ERISA. The Sunshine Plan is subject to the minimum funding requirements of ERISA and section 412 of the Internal Revenue Code. No provision of or proceeding within the Chapter II Cases, the Plan (including but not limited to section 14.4 of the Plan) or the CONFIRMATION ORDER shall or shall in any way be construed as discharging, releasing or relieving Mining, Reorganized Mining, or any other party in any capacity, from any liability with respect to the Sunshine Plan. The PBGC and the Sunshine Plan shall not be enjoined or precluded from enforcing such liability as a result of any of the provisions of the Plan or confirmation of the Plan, including those providing for satisfaction, release and discharge of claims.

         10.8 RETIREE BENEFITS

         From and after the Effective Date, the Reorganized Debtors will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) and any similar health, disability or death benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payments of such benefits, subject to any rights to amend, modify or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement or applicable bankruptcy law.

                                   ARTICLE XI
                           IMPLEMENTATION OF THE PLAN

         11.1 CONTINUED CORPORATE EXISTENCE

         Except to the extent otherwise provided herein, each Debtor will, as Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law.

         11.2 WITHDRAWAL OF THE PLAN

         Each Debtor may only alter, amend, modify, revoke or withdraw this Plan as the plan of reorganization for such Debtor's bankruptcy case and the bankruptcy cases of its subsidiaries with the express written consent of all Plan Proponents. If, with such consent, a Debtor revokes or withdraws from this Plan: (a) nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against such Debtor, or any other claim of one Debtor against another Debtor, or to prejudice in any manner the rights of such Debtor or any Persons in any further proceedings involving such Debtor, and all such rights of or against such Debtor shall exist as though this Plan had not been filed an no actions taken to effectuate it.

         11.3 CANCELLATION OF CAPITAL STOCK

         As of the Effective Date, by virtue of the Plan and in all events without any action on the part of the Holders thereof, each share of Old Common Stock, whether issued and outstanding or held in treasury, shall be deemed canceled and retired and no consideration will be paid or delivered to the Holders of such Old Common Stock with respect thereto. Under section 11.12.1 of this Plan, Holders of Mining Old Common Share Interests eliminated under this Plan shall receive a Pro Rata distribution of the Gifted Equity Stock.

         11.4 SURRENDER OF INSTRUMENTS

         As a condition precedent to receiving any distribution pursuant to this Plan on account of an Allowed Claim, each Holder of a promissory note, document or other instrument evidencing a Claim shall surrender such note, document or instrument to the Reorganized Debtors (or such depository agent or other entity as the Reorganized Debtors designates), and the Reorganized Debtors shall distribute or shall cause to be distributed to the Holders thereof the appropriate distribution of property hereunder; provided, however, that distributions in respect of Mining Allowed 9% Notes Claims evidenced by Mining 9% Notes shall be made to the Mining 9% Notes Indenture Trustee for further distribution to the beneficial Holders of Mining Allowed 9% Notes Claims in accordance with the provisions of the Mining 9% Notes Indenture, and further provided that distributions in respect of Metals Allowed Eurobond Claims shall be made to the Eurobond Indenture Trustee for further distribution to the beneficial Holders of Allowed Eurobond Claims in accordance with the provisions of the Eurobond Indenture. No distribution of property hereunder shall be made to or on behalf of any Holders of Claims unless and until such promissory note, document or other instrument is received by the Reorganized Debtors (or such transfer agent, depository agent or other entity as a Reorganized Debtor designates) or the Mining 9% Indenture Trustee, or the Eurobond Indenture Trustee, as the case may be, or the unavailability of such note, document or instrument is reasonably established to the satisfaction of the Reorganized Debtor (or such transfer agent, depository agent or other entity as the Reorganized Debtor designates). Any such Holder that fails to surrender or cause to be surrendered such note, document or other instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtor (or such transfer agent, depository agent or other entity as a Reorganized Debtor designates) or the Mining 9% Notes Indenture Trustee or the Eurobond Indenture Trustee, as the case may be, and in the event that the Reorganized Debtors shall so request, fails to furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Reorganized Debtors (or such transfer agent, depository agent or other entity as the Reorganized Debtors designates) or the Mining 9%
Note Indenture Trustee or the Eurobond Indenture Trustee as the case may be, within two(2) years after the Effective Date, shall be deemed to have forfeited all rights, Claims, and Interests related thereto and shall not participate in any distribution hereunder and all property in respect of such forfeited distribution, including interest or dividends accrued thereon, if any, shall revert to the Reorganized Debtors.

         11.5 CLOSE OF LEDGERS

         The Debtors and the Reorganized Debtors shall be entitled to recognize and to acknowledge for any and all purposes of the Plan, except as to actual distributions thereunder, only those record Holders of Prepetition Financing Debt Obligations as of the close of business on the Record Date.

         11.6 CHARTER

         On the Effective Date, the certificate of incorporation and the by-laws of each of the Reorganized Debtors will be substantially in the forms attached to the Plan Supplement. On the Effective Date, or as soon thereafter as practicable, the Reorganized Debtors shall each file its respective Amended Certificate of Incorporation. Among other things, the Amended Certificates of Incorporation shall: (a) prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code; (b) provide for the authorization of the New Common Stock in amounts not less that the amounts necessary to permit distributions thereof required or contemplated by the Plan; and (c) and shall comply with section 1 123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their certificates of incorporation or by-laws as permitted by the Delaware General Corporation Law, subject to the terms and conditions of such constituent documents.

         11.7 MANAGEMENT OF THE REORGANIZED DEBTORS

         On the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of the Reorganized Boards of Directors, which shall, thereafter, continue to have the responsibility for the management, control, and operation of the Reorganized Debtors. The Reorganized Boards of Directors shall be selected in accordance with the Amended By-Laws. The officers of the Reorganized Debtors shall consist of those individuals referred to in the Disclosure Statement and set forth in the Plan Supplement. All existing directors and officers who become officers or directors of Reorganized Debtors shall be deemed re-elected. Creditor Directors shall be deemed newly elected pursuant to the CONFIRMATION ORDER. Those officers and directors not continuing in office, if any, shall be deemed removed therefrom (without cause) pursuant to the CONFIRMATION ORDER.

         11.8 ISSUANCE OF NEW SECURITIES STOCK

         On the Effective Date, in accordance with the Plan, the Amended Certificates of Incorporation, and the Amended By-Laws: (i) Reorganized Mining shall issue the New Mining Stock, (ii) Reorganized Argentina shall issue the New Argentina Stock, (iii) Argentina Newco shall issue the Argentina Newco Stock, and (iv) Reorganized Metals shall issue the New Metals Stock and Reorganized Exploration shall issue the New Exploration Stock, each in an amount sufficient to permit the distributions thereof required or contemplated by the Plan. In accordance with the Agreement in Principle, Reorganized Mining shall issue the Warrants. In accordance with the ASARCO Settlement, Reorganized Mining shall issue the ASARCO Warrants. Each of the foregoing new securities issued by the Reorganized Debtors shall be provided with the exemption and protection set forth in section 1145 of the Bankruptcy Code.

         11.9 NEWCO ARGENTINA TRANSACTION

         On the Effective Date, Reorganized Mining shall transfer to Newco Argentina all shares of New Argentina Stock (which Reorganized Mining shall have acquired from the Holders of Argentina Allowed Put Default Claims and Argentina Allowed Stonehill Notes Guarantee Claims pursuant to Section 11.12 of the Plan), in exchange for all shares of Argentina Newco Stock. Upon the completion of the Newco Argentina Transaction, Reorganized Mining will own 100% of the Argentina Newco Stock, and Argentina Newco will own 100% of the New Argentina Stock.

         11.10 CORPORATE ACTION

         On the Effective Date, the authorization of the New Common Stock, the occurrence of the Newco Argentina Transaction, the election of directors and officers, the adoption of the Amended Certificate of Incorporation, the Amended By-Laws, and any and all other matters provided for under the Plan involving the corporate structure of the Reorganized Debtors, or involving corporate action by the directors and/or stockholders of the Reorganized Debtors, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the Delaware General Corporation Law, section 422A of the Tax Code, the rules and regulations issued thereunder, section 16 of the 34 Act, the rules and regulations issued thereunder and any other applicable law, without any requirement of further action by the stockholders and/or directors of the Debtors or the Reorganized Debtors. On the Effective Date, all agreements entered into pursuant to the Plan shall be valid, binding and in full force and effect.

         11.11 EXIT FINANCING FACILITY

         On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Financing Facility. All cash necessary for the Reorganized Debtors to make payments to the Plan will be obtained from the Reorganized Debtors' cash balances and operations and/or the Exit Financing Facility.

         11.12 AGREEMENT OF HOLDERS OF CERTAIN ARGENTINA CLAIMS

         11.12.1 As a condition precedent to this Plan becoming effective, the Holders of Argentina Allowed Put Default Claims and of Argentina Allowed Stonehill Notes Guarantee Claims (collectively, the "Argentina Agreeing Creditors") shall have agreed to have authorized Reorganized Mining to transfer and distribute the Gifted Equity Stock, from the distribution of the Argentina Agreeing Creditors to the Holders of Class Mining 8 Allowed Interests. The agreement set forth in this Section of the Plan shall be evidenced by an agreement substantially in the form of the Transfer Agreement included in the Plan Supplement.

         11.12.2 The Holders of Argentina Allowed Put Default Claims (Class Argentina 1) and Argentina Allowed Stonehill Note Guarantee Claims (Class Argentina 2): (i) agree that their distributions of New Mining Stock shall be reduced by the Gifted Creditor Stock in an amount sufficient to provide for the distributions of New Mining Stock that the Holders of Claims in Classes Mining 2, 3, 4, 5 and 6 shall receive in accordance with section VI of the Plan if their respective Class(es) vote to accept the Plan; and (ii) authorize the distribution of such New Mining Stock to the Holders of Claims in those Classes of Classes Mining 2, Mining 3, Mining 4, Mining 5, and Mining 6 that vote to accept the Plan, in accordance with Section VI of the Plan.

         11.12.3 Notwithstanding any other provision of the Plan, and without regard to whether any Holders of Allowed Claims in Classes Mining 2, 3, 4, 5 and 6 receive distributions of New Mining Stock, the aggregate amount of New Mining Stock distributed to the Elliott Group and the Stonehill Group shall be distributed so as to be received by them (i) in the aggregate amount of (a) 89.99% of the New Mining Stock plus (b) the Forfeited Stock and (ii) in the following proportion: 56.65% to the Elliott Group and 43.35% to the Stonehill Group.

         11.13 RELEASE OF HOLDINGS

         Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan on the Effective Date and concurrently with the applicable distributions made pursuant to Article VI of the Plan, or mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title and interests of any Holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns.

         11.14 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

TAXES

         The Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, of each Debtor or Reorganized Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor or the Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to any state, tax, real estate transfer tax or similar tax:

         (a) issuance, transfer or exchange of (i) New Mining Stock or (ii) Argentina New Stock;

         (b) the creation of any mortgage, deed of trust, lien or other security interests;

         (c) the making or assignment of any lease or sublease;

         (d) the execution and delivery of the Exit Financing Facility;

         (e) effectuating any of the transfers and transactions required by the provisions of this Plan; or

         (f) the making or delivery of any deed or other instrument of transfer under, in furtherance or in connection with the Plan.

         11.15 PERFORMANCE OF OBLIGATIONS UNDER THE NEW CONSENT DECREE

               The Debtors and the Reorganized Debtors will take such actions as are necessary and proper to comply with their obligations under the New Consent Decree.

                                  ARTICLE XII
                                 DISTRIBUTIONS

        12.1 DISTRIBUTION OF NEW COMMON STOCK

         Distributions and transfers of New Common Stock called for under this Plan shall be made on the Effective Date, except that with respect to Claims that are Disputed Claims on the Effective Date, the provisions of Section 9.3 and 9.5 will apply.

        12.2 DISTRIBUTION OF CASH

         Distributions and transfers of cash called for under this Plan shall be made on the Effective Date, except that with respect to Claims that are Disputed Claims on the Effective Date, the provisions of Section 9.3 and 9.5 will apply. All distributions of cash under the Plan may be made either by check or by wire transfer, at the option of the Reorganized Debtors.

         12.3 SUBSEQUENT DISTRIBUTIONS

         In the absence of a contrary notice of assignment, the Reorganized Debtors shall make subsequent distributions on the Subsequent Distribution Dates to the record Holders of Allowed Claims as of the Effective Date.

         12.4 SETOFFS

         The Reorganized Debtors may, but shall not be required to, set off against any Claim and the payments or distributions to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever the Debtors or the Reorganized Debtors may have against the Holder thereof but neither the failure to do so nor the allowance of any Claim hereunder, for voting or otherwise, shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that any of such entities may have against any Holder.

         12.5 DISTRIBUTION OF UNCLAIMED PROPERTY

         Any distribution of property (cash or otherwise) under the Plan which is unclaimed after two (2) years following the Effective Date shall be forfeited to, and revested in, the Reorganized Debtors. Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undelivered or undeliverable distribution to be made within this two (2) year period will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property.

         12.6 FRACTIONAL INTERESTS

         Fractional Interests in New Common Stock shall not be distributed. Notwithstanding any other provision in the Plan, only whole numbers of shares of New Common Stock shall be issued to Holders of Allowed Claims. When any distribution on account of an Allowed Claim would result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of such New Common Stock shall be rounded to the next higher whole number. No New Common Stock will be distributed to any account holding fewer than 100 shares of Old Common Stock of Mining. Fractional Interests in New Common Stock that are allocated for distribution to Holders of Allowed Claims shall be deemed contributed to the Reorganized Debtors.

                                  ARTICLE XIII
                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND EFFECTIVENESS OF THE PLAN

         13.1 CONDITIONS PRECEDENT TO CONFIRMATION

         The Bankruptcy Court will not enter the CONFIRMATION ORDER unless and until the following conditions have been satisfied or waived in writing by each of the Plan Proponents.

               (1) The CONFIRMATION ORDER will be acceptable in form and substance to the Plan Proponents.

               (2) The Debtor shall have received a binding, unconditional commitment for the Exit Financing Facility on terms and conditions satisfactory to the Plan Proponents.

               (3) The Confirmation Hearing has been commenced by December 31, 2000.

               (4) The Plan shall not have been amended, altered or modified from the Plan as filed on September 29, 2000, unless such amendment, alteration or modification has been consented to by each of the Plan Proponents.

               (5) All exhibits to the Plan are in form and substance satisfactory to the Plan Proponents.

         13.2 CONDITIONS PRECEDENT TO EFFECTIVENESS

         The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived by a writing signed by an authorized representative of each Plan Proponent. Condition 8 below can only be waived by all of each Plan Proponent, the Environmental Regulators and the Tribe. Condition 9 below may only be waived by each Plan Proponent and ASARCO, Inc.

               (1)  The Bankruptcy Court shall have entered the CONFIRMATION
                    ORDER;

               (2) The Reorganized Debtors shall have, or immediately upon the effectiveness of the Plan shall have, sufficient cash to make all cash payments required to be made on the Effective Date pursuant to the terms of the Plan;

               (3) The Elliott Group and the Stonehill Group shall have selected the Creditor Directors.

               (4) All conditions necessary to effectuate the Reorganized Debtors' Exit Financing Facility shall have been satisfied or waived.

               (5) Any statutory fees owing the U.S. Trustee shall have been provided for or paid in full.

               (6) All other actions and documents necessary to implement the provisions of the Plan shall have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof, including, without limitation, the form of Registration Rights Agreement included in the Plan Supplement, the form of Call Option Agreement included in the Plan Supplement, and the form of Transfer Agreement included in the Plan Supplement.

               (7) If any entity appeals the CONFIRMATION ORDER and the Elliott Group and the Stonehill Group have not consented to the occurence of the Effective Date in view of the appeal.

               (8) The Agreement in Principle shall have been substantially incorporated into the New Consent Decree as provided in section 8 of the Agreement in Principle. The New Consent Decree shall have been lodged with the Idaho District Court and submitted for public comment for fifteen (15) days prior to court approval by the Idaho District Court; and the New Consent Decree shall have been approved by final order of the Idaho District Court.

               (9) The ASARCO Settlement shall have been approved by the Bankruptcy Court. This Plan shall become null and void in the event the ASARCO Settlement is not approved by the Bankruptcy Court.

         13.3 EFFECT OF FAILURE OF CONDITIONS

         In the event that the conditions to effectiveness of the Plan have not occurred and have not been waived as set forth herein (i) no distributions under the Plan shall be made, (ii) all of the Debtors' obligations in respect of Claims or Interests shall remain unchanged, and (iii) upon the filing of a notice with the Bankruptcy Court; the CONFIRMATION ORDER, if entered, shall be vacated. If the CONFIRMATION ORDER is vacated pursuant to this Section then: (1) the Plan will be null and void in all respects, including with respect to: (a) the discharge of Claims and termination of Interests pursuant to Section 1141 of the Bankruptcy Code; (b) the assumptions, assignments or rejections of executory contracts and unexpired leases pursuant to Sections 10.2, 10.3 and 10.5; and (2) nothing contained in the Plan will: (a) constitute a waiver or release of any claims by or against, or any Interest in, Debtors; or (b) prejudice in any manner the rights of the Debtors or any other party in interest, each of which will be reinstated as if the Confirmation Order had not been entered.

                                   ARTICLE XIV
                             EFFECTS OF CONFIRMATION

         14.1 TITLE TO ASSETS

         Consistent with sections 1123(a)(5)(A) and 1141 of the Bankruptcy Code, on the Effective Date, title to all assets and property of the Estates of the Debtors shall pass to, and vest in, the Reorganized Debtors free and clear of all Claims, Allowed Interests, liens, charges and other rights of creditors or equity holders arising prior to the Effective Date. On and after the Effective Date, the Reorganized Debtors may operate their respective businesses, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court, except as otherwise provided herein or in the CONFIRMATION ORDER. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, and expenses without application to the Bankruptcy Court.

         14.2 DISCHARGE

         Except as provided in the Plan or in the CONFIRMATION ORDER, the rights afforded under the Plan and treatment of Claims and Interests under the Plan will be in exchange for, and in complete satisfaction, discharge and release of all Claims and termination of all Interests of any nature whatsoever, known or unknown, arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the CONFIRMATION ORDER, Confirmation will as of the Effective Date and immediately after cancellation of the Old Common Stock: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the Holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors. In accordance with the foregoing, except as provided in the Plan or the CONFIRMATION ORDER, the CONFIRMATION ORDER will be a judicial determination, as of the Effective Date and immediately after the cancellation of the Old Common Stock and the issuance of the New Mining Stock, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharge of the Claim or terminated Interest.

         14.3 INJUNCTIONS

               14.3.1 Except as provided in the Plan or the CONFIRMATION ORDER, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder of a Debtor that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property other than to enforce any right pursuant to the Plan to a distribution;
(b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to subsection "(a)" above;
(c) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

               14.3.2 As of the Effective Date, all entities that have held, currently hold or may hold any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner or other proceedings; (b) enforcing, attaching, collecting or recovering in any manner, any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with, or is inconsistent with, the provisions of the Plan.

               14.3.3 By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in Section 14.3.

               14.3.4 Notwithstanding any provision in the Plan to the contrary, the confirmation of this Plan does not affect the right of the United States of America to affect setoff or recoupment. Notwithstanding the foregoing, nothing herein shall be deemed to limit or modify any of the terms or conditions of the Agreement in Principle or the New Consent Decree, including those terms relating to covenants not to sue.

               14.3.5 Nothing in this Article XIV shall limit or impair the enforceability of the reservation of rights of the Environmental Regulators and the Tribe in the New Consent Decree.

         14.4 EXCULPATION AND RELEASES

         In consideration for, among other things, the promises and obligations of the Debtors and the Reorganized Debtors under the Plan and under the agreements among Mining, Metals, Argentina, the Elliott Group, and the Stonehill
Group:

               14.4.1 As of the Effective Date, in consideration for the obligations of the Debtors and Reorganized Debtors under the Plan, the New Mining Stock and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan: (i) each Holder of a Claim or Interest that votes in favor of the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of any Debtors and that does not vote on the Plan or votes against the Plan, will be deemed to forever release, waive and discharge all Claims (including derivative Claims), obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder), or their liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in anyway relating to a Debtor, the Reorganization Cases or the Plan that such entity has, had or may have, against the Debtors, the Elliott Group, the Stonehill Group, the Eurobond Indenture Trustee and the Mining 9% Notes Indenture Trustee, or any of them, their Estates, all Persons or entities claiming through them, and any of their respective present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors and agents, acting in such capacity (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the CONFIRMATION ORDER and the Bankruptcy Code).

               14.4.2 As of and on the Effective Date, the Debtors, their Estates, and all Persons claiming through them, and any of their successors, assigns or representatives shall be deemed to have waived, released and discharged all rights or claims, whether based upon tort, fraud, contract or otherwise, and whether arising out of the Debtors' restructuring, DIP Facility, Exit Financing Facility or otherwise, which they possessed or may possess prior to the Effective Date against the Debtors, their Estates, the Elliott Group, the Stonehill Group, the Eurobond Indenture Trustee and the Mining 9% Notes Indenture Trustee, their respective present directors, officers, employees, agents, representatives and attorneys and any of their successors or assigns except as otherwise provided in the Plan or the CONFIRMATION ORDER.

               14.4.3 The Debtors, the Reorganized Debtors, the Elliott Group, the Stonehill Group, the Eurobond Indenture Trustee and the Mining 9% Notes Indenture Trustee and their respective members, officers, directors, employees, representatives, counsel or agents shall be deemed released by each of them against the other of or from any and all claims, obligations, rights, causes of action and liabilities for any act or omission in connection with, or arising out of, the Debtors' Chapter 11 cases, including without limiting the generality of the foregoing, the Disclosure Statement, the pursuit of approval of the Disclosure Statement, the pursuit of Confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct, and all such Persons, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and under the Bankruptcy Code.

               14.4.4 Notwithstanding any provision in the Plan to the contrary, the United States of America shall not be bound by exculpations or releases granted to any non-Debtors. Notwithstanding the foregoing, nothing herein shall be deemed to limit or modify any of the terms and conditions of the Agreement in Principle or the New Consent Decree, including those terms relating to covenants not to sue.

               14.4.5 The Environmental Regulators and the Tribe shall not be subject to the release provisions of this Plan; provided, however, that the Environmental Regulators and the Tribe shall be subject to the terms and conditions to be set forth in the New Consent Decree which will incorporate the terms and conditions of the Agreement in Principle, including the mutual covenant not to sue set forth in section 3 thereof.

         14.5 RIGHTS OF ACTION

         Any rights or causes of action accruing to the Debtors or the Reorganized Debtors including, without limitation, those arising under or pursuant to the Bankruptcy Code, shall remain assets of the Reorganized Debtors. The Reorganized Debtors, or any of them, may pursue, abandon, settle or release all reserved rights of action, as appropriate, in accordance with what is in the best interests, and for the benefit of, the Reorganized Debtors. Any distributions provided for in the Plan and the allowance of any Claim for the purpose of voting on the Plan is and shall be without prejudice to the rights of the Reorganized Debtors to pursue and prosecute any reserved rights of action including, without limitation, those arising under or pursuant to the Bankruptcy Code.

                                   ARTICLE XV
                            MODIFICATION OF THE PLAN

         15.1 The Debtors, with the express written the consent of the other Plan Proponents, may alter, amend, or modify the Plan under section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date, the Debtors or the Reorganized Debtors may institute proceedings in the Bankruptcy Court, as appropriate, to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the CONFIRMATION ORDER, or to address such matters as may be necessary to carry out the purposes and effects of the Plan.

                                   ARTICLE XVI
                            RETENTION OF JURISDICTION

         16.1 The Bankruptcy Court shall retain and shall have exclusive jurisdiction over the Reorganization Cases and any and all proceedings therein including, without limitation, in respect of the following:

               16.1.1 To determine any and all objections to the allowance of Claims, including, but not limited, allowing, disallowing, determining, liquidating, classifying, estimating or establishing the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, and the resolution of any objection to the allowance, priority or classification of Claims or Interests;

               16.1.2 To determine any and all motions to estimate Claims, at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

               16.1.3 To determine any and all pending applications for the assumption or rejection of executory contracts or unexpired leases to which any of the Debtors is a party or with respect to which any of the Debtors may be liable, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom, including any Cure Claims;

               16.1.4 To determine any and all applications, adversary proceedings and contested or litigated matters that may be pending on the Effective Date;

               16.1.5 To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in the Plan or in any order of the Bankruptcy Court;

               16.1.6 To determine all controversies, suits and disputes that may arise in connection with the interpretation or consummation of the Plan or the obligations under the Plan of the Debtors or the Reorganized Debtors;

               16.1.7 To issue such orders in aid of execution of the Plan to the extent authorized by the Bankruptcy Code;


               16.1.8 To determine such other matters as may be set forth in the CONFIRMATION ORDER or as may arise in connection with the Plan or the CONFIRMATION ORDER; and

               16.1.9 To determine any and all applications for allowances of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan.

               16.1.10 Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the CONFIRMATION ORDER;

               16.1.11 Resolve any cases, controversies, suits or disputes that may arise in connection with consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered to the Plan;

               16.1.12 Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the CONFIRMATION ORDER or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the CONFIRMATION ORDER or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Disclosure Statement, the CONFIRMATION ORDER or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the CONFIRMATION ORDER, in such a manner as may be necessary or appropriate to consummate the Plan;

               16.1.13 To issue injunctions, enforce the injunctions contained in the Plan and the CONFIRMATION ORDER enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation of the Plan or the CONFIRMATION ORDER;

               16.1.14 To enter and implement such orders as are necessary or appropriate if the CONFIRMATION ORDER is for any reason or any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

               16.1.15 Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the CONFIRMATION ORDER or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the CONFIRMATION ORDER;

               16.1.16 To enter a final decree closing the Debtors' Reorganization Cases.

               16.1.17 To determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims or Taxes.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS

         17.1 PAYMENT OF STATUTORY FEES

         All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid in cash on or before the Effective Date.

         17.2 COMMITTEES

         The appointment and existence of any and all other statutory committees in the Debtors' Reorganization Cases shall terminate on the Effective Date.
Any professionals retained by any such committees and the members thereof will not be entitled to assert any claims for payment of compensation or reimbursement of expenses for any services rendered or expenses incurred after the Effective Date, except in connection with any appeal of the CONFIRMATION ORDER.

         17.3 BINDING EFFECT

          The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, the Holders of Claims and Allowed Interests and their respective successors and assigns.

         17.4 NOTICES

         Any notice to the Debtors or the Reorganized Debtors required or permitted to be provided under the Plan or the Disclosure Statement shall be in writing and shall be served by either (i) certified mail, return receipt requested, postage prepaid, (ii) hand delivery, or (iii) reputable overnight delivery service, freight prepaid, to be addressed as follows:

          SUNSHINE MINING AND REFINING COMPANY
          SUNSHINE ARGENTINA, INC.
          SUNSHINE PRECIOUS METALS, INC.
          SUNSHINE EXPLORATION, INC.
          ARGENTINA NEWCO, INC;
          Attn: William W. Davis
          5956 Sherry Lane, Suite 1621
          Dallas, TX 75225
          (214) 265-1377

                --and--

          RICHARDS, LAYTON & FINGER, P.A.
          Attn: Daniel J. DeFranceschi, Esq.
          One Rodney Square
          Wilmington, Delaware 19899
          (302) 302-658-6541

          with copies to:

          KASOWITZ, BENSON, TORRES & FRIEDMAN
          Attn: David S. Rosner, Esq.
          1633 Broadway
          New York, New York 10019
          (212) 506-1700

                --and--

          KRAMER, LEVEN, NAFTALIS FRANKEL LLP
          Attn: Thomas Moers Mayer
          919 Third Avenue
          New York, New York 10022
          (212) 715-9169

         17.5 GOVERNING LAW

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) the laws of the State of Delaware shall govern the construction and implementation of the Plan and, unless otherwise stated therein, any agreements, documents, and instruments executed in connection with the Plan.

         17.6 SATURDAY, SUNDAY, OR LEGAL HOLIDAY

         If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment, distribution or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

         17.7 FILING OF ADDITIONAL DOCUMENTS

         The Debtors or the Reorganized Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         17.8 PLAN CONTROLS

         To the extent the Plan is inconsistent with the Disclosure Statement or any other document, agreement, pleading or understanding, other than the CONFIRMATION ORDER the provisions of the Plan shall be controlling.

         17.9 RESERVATION OF RIGHTS

         If the Plan is not confirmed by the Bankruptcy Court or any other court of competent jurisdiction for any reason, the rights of all parties in interest in the Debtors' Reorganization Cases are and shall be reserved in full. Any concession reflected or provision contained herein, if any, is made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Debtors' Reorganization Cases shall be bound or deemed prejudiced by any such concession.

         17.10 SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provisions to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided such alteration or interpretation must be in form and substance acceptable to all of the Plan Proponents. Notwithstanding any such holding alteration or interpretations, the remainder and the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The CONFIRMATION ORDER will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                                 ARTICLE XVIII
                          THE ENVIRONMENTAL SETTLEMENT

         18.1 BACKGROUND OF THE ENVIRONMENTAL SETTLEMENT

               The Debtors, the Elliott Group, the Stonehill Group, the Environmental Regulators and the Tribe have agreed in principle to a settlement of various issues and disputes. The terms of that agreement are embodied in the Agreement in Principle, a copy of which is attached as Exhibit A.

               The Agreement in Principle arises in part from the NRD Actions pending in the Idaho District Court. The NRD Actions were brought by the Environmental Regulators and the Tribe for damages to natural resources and to recover certain response costs in the area of Idaho commonly known as the Coeur d'Alene Basin.

               The Agreement in Principle is also related to and arises from the 1994 Consent Decree between the Environmental Regulators and other parties, which obligated Mining and Metals, among others, to perform certain remediation work in the populated areas of the Bunker Hill Superfund site included in the Coeur d'Alene Basin.

               The Environmental Regulators and the Tribe, for their part, and the Debtors, the Elliott Group and the Stonehill Group, for theirs, disagree as to whether the claims of the Environmental Regulators and the Tribe are dischargeable in these chapter 11 cases. The Agreement in Principle is intended to resolve that dispute, among others.

         18.2 THE TERMS OF THE ENVIRONMENTAL SETTLEMENT

               18.2.1 The terms and conditions of the Agreement In Principle are incorporated herein by reference as if fully set forth. To the extent there is any conflict between this Article XVIII and the Agreement In Principle, the terms of the Agreement In Principle shall control.

               18.2.2 Any Claims of the Environmental Regulators and the Tribe shall be treated in accordance with the New Consent Decree and shall not be included or treated under any other Class of Claims or Interests hereunder.

               18.2.3 The terms and conditions of the Agreement In Principle will be set forth and contained in the New Consent Decree among the Environmental Regulators, the Tribe, and the Debtors, as well as in a corresponding amendment to the 1994 Consent Decree. Agreement In Principle
Section 1.

               18.2.4 The Environmental Regulators and the Tribe collectively will receive from Reorganized Mining, on the Effective Date, the Warrants, which permit the Environmental Regulators and the Tribe to purchase 9.95% of New Mining Stock (i) with a strike price for such Warrants equal to the strike price of the Debtors' management options based on an equity value of Reorganized Mining of $33.0 million, (ii) with a cashless exercise feature, (iii) that terminate on the tenth (10th) anniversary of the Effective Date, and (iv) that are exempt from initial registration pursuant to 11 U.S.C. Section 1145. The Warrants are described in greater detail in section 2 of the Agreement In Principle.

               18.2.5 Reorganized Metals will make quarterly payments equal to a percentage of the Net Smelter Returns from all mining by Reorganized Metals anywhere in the United States on properties in which Metals had an interest at the time of the Agreement in Principle and within one mile of the current boundaries of the Sunshine Mine as further described in section 2.b of the Agreement In Principle.

               18.2.6 Reorganized Metals will also transfer its interest in certain real property (the "Scheduled Real Property"); to a trustee to be designated by the Government and the Tribe, subject to certain continuing access and mining rights retained by Metals. Agreement In Principle Section 2c.

               18.2.7 Reorganized Metals will complete certain environmental cleanup work as described in section 2d of the Agreement In Principle.

               18.2.8 The Environmental Regulators and the Tribe shall covenant in the New Consent Decree not to sue the Debtors or the Reorganized Debtors under CERCLA Sections 106 and 107, RCRA Section 7003, and Clean Water Act
Section 311(f) with respect to the Facility, except as provided in paragraph 4(a) of the Agreement In Principle. Except as provided in paragraph 4(b) of the Agreement in Principle, the Debtors and the Reorganized Debtors will covenant not to sue the United States of America (including all of its departments, agencies and instrumentalities) and the Tribe for contribution or response costs, or reimbursement from the Superfund established under CERCLA with respect to the Facility, or any claims arising out of response activities at the Facility. Upon approval of the New Consent Decree by the Idaho District Court, the New Consent Decree shall constitute a final judgment resolving all of the claims against Mining and Metals in the NRD Actions; provided that any party may apply to the Idaho District Court for the purpose of enforcing the terms of the New Consent Decree, and the Environmental Regulators' and the Tribe's rights against Reorganized Mining and Reorganized Metals with respect to the claims and causes of action in the NRD Actions shall be limited to enforcement of, the exercise of reservations of rights in, and the satisfaction of conditions in, the New Consent Decree. Agreement In Principle Section 3. The Environmental Regulators' and the Tribe's covenants not to sue shall not apply to (i) liability based on a failure by the Reorganized Debtors to meet a requirement under the New Consent Decree, (ii) criminal liability, (iii) liability of the Reorganized Debtors within the actual boundaries of real property that they own or operate after the effective date of the New Consent Decree and the Effective Date of the Plan, (iv) liability for the actual disposal or discharge of hazardous waste or material by the Reorganized Debtors at the Facility after the effective date of the New Consent Decree and the Effective Date of the Plan; provided that the Environmental Regulators and the Tribe may use their exceptions not to sue in (iii) and (iv) above only to pursue causes of action against any of the Reorganized Debtors, to the extent that either may be an owner or operator of the property or facility giving rise to the liability, and, so long as the Reorganized Debtors remain separate legal entities, the Environmental Regulators and the Tribe will not assert a cause of action relying on these exceptions against any of the Reorganized Debtors based on a theory that it should be consolidated with or is the "alter ego" of the entity that owns or operates the relevant property or facility or on a theory of "piercing the veil" from the owner or operator to such other Reorganized Debtor. Agreement In Principle Section 4(b). Finally, the New Consent Decree will provide that the Debtors and the Reorganized Debtors will be entitled to protection from certain contribution actions, subject to the terms and conditions set forth in section 5 of the Agreement In Principle.

               18.2.9 The incorporation of the terms of the Agreement In Principle into the New Consent Decree is a condition to the effectiveness of the Plan, and such condition may not be waived without the consent of the Environmental Regulators. Agreement In Principle Section 6.

               18.2.10 This Article XVIII, and any and all other modifications to the Plan pursuant to the Agreement In Principle, shall become null and void if this Plan as modified by the Agreement In Principle is not approved finally by the Bankruptcy Court and if the New Consent Decree is not finally approved by the relevant authorities and by the Idaho District Court.

               18.2.11 In the event that a New Consent Decree incorporating the terms of the Agreement In Principle is not approved by the Idaho District Court, any order confirming this Plan will be vacated, the Agreement In Principle will be null and void, and each of the Plan Proponents, the Environmental Regulators, and the Tribe will be returned to the positions and vested with the rights each had prior to the entry into the Agreement In Principle.

               18.2.12 The New Consent Decree is subject to public comment and approval by the Idaho District Court, as provided in section 7 of the Agreement In Principle.

               18.2.13 The Agreement In Principle is expressly subject to the negotiation and approval by the parties thereto of a final settlement agreement in the form of a consent decree and will include additional terms and details, and is not in itself binding or enforceable. Agreement In Principle, Section 8.


Dated:  December 4, 2000              Respectfully submitted,
        Wilmington, Delaware

                                      SUNSHINE MINING AND REFINING COMPANY

                                      By: /s/ WILLIAM W. DAVIS
                                          --------------------------------------
                                          William W. Davis
                                      Its:
                                          --------------------------------------
                                          Executive Vice President and Chief
                                          Financial Officer

                                      877 W. Main Street
                                      Boise, Idaho 83702
                                      (208) 345-0660


                                      SUNSHINE ARGENTINA, INC.

                                      By: /s/ WILLIAM W. DAVIS
                                          --------------------------------------
                                          William W. Davis
                                      Its:
                                          --------------------------------------
                                          Executive Vice President and Chief
                                          Financial Officer

                                      877 W. Main Street
                                      Boise, Idaho 83702
                                      (208) 345-0660


                                      SUNSHINE PRECIOUS METALS, INC.


                                      By: /s/ WILLIAM W. DAVIS
                                          --------------------------------------
                                          William W. Davis
                                      Its:
                                          --------------------------------------
                                          Executive Vice President and Chief
                                          Financial Officer

                                      877 W. Main Street
                                      Boise, Idaho 83702
                                      (208) 345-0660

                                      SUNSHINE EXPLORATION, INC.


                                      By: /s/ WILLIAM W. DAVIS
                                          --------------------------------------
                                          William W. Davis
                                      Its:
                                          --------------------------------------
                                          Executive Vice President and Chief
                                          Financial Officer

                                      877 W. Main Street
                                      Boise, Idaho 83702
                                      (208) 345-0660


                                      THE LIVERPOOL LIMITED PARTNERSHIP

                                      By: Liverpool Associates, Ltd.
                                          General Partner

                                      By: /s/ PAUL E. SINGER
                                          --------------------------------------
                                          Paul E. Singer
                                      Its:
                                          --------------------------------------
                                          President

                                      WESTGATE INTERNATIONAL, L.P.

                                      By: Elliott International Capital
                                          Advisors, Inc.
                                          Attorney-in-Fact

                                      By: /s/ PAUL E. SINGER
                                          --------------------------------------
                                          Paul E. Singer
                                      Its:
                                          --------------------------------------
                                          President

                                      STONEHILL INSTITUTIONAL PARTNERS, L.P.

                                      By: /s/ JOHN MOTULSKY
                                          --------------------------------------
                                          John Motulsky

                                      Its:
                                          --------------------------------------
                                          General Partner


                                      STONEHILL OFFSHORE PARTNERS LIMITED
                                      By: Stonehill Advisors LLC

                                      By: /s/ JOHN MOTULSKY
                                          --------------------------------------
                                          John Motulsky

                                      Its:
                                          --------------------------------------
                                          Managing Member

                                   EXHIBIT A

                              SETTLEMENT TERM SHEET
                             AGREEMENT IN PRINCIPLE

     The parties (collectively, the "Parties") to this Agreement in Principle among Sunshine Mining and Refining Company ("Mining"), Sunshine Precious Metals, Inc. ("Metals"), Sunshine Exploration, Inc. ("Exploration"), and Sunshine Argentina, Inc. ("Argentina" and, together with Mining, Metals, and Exploration, "Sunshine" or the "Debtors"), the United States on behalf of United States Environmental Protection Agency ("EPA"), the United States Department of the Interior ("DOI"), and the United States Department of Agriculture ("Agriculture") (collectively, the "Government", the Coeur d'Alene Tribe (the "Tribe"), the Elliott Group,(1) and the Stonehill Group, will seek to embody the terms of this Agreement in Principle in a consent decree (the "New Consent Decree") that will be submitted for the approval of the Assistant Attorney General of the United States Department of Justice, Environment and Natural Resources Division, authorized officials of EPA, DOI, Agriculture, and the other Parties to this Agreement in Principle.

                                    RECITALS

     WHEREAS, Mining and Metals are defendants in litigation pending in the United States District Court for the District of Idaho (the "Idaho District Court"), Case Numbers CIV96-O122-NEJL (collectively, the "NRD Actions"). The NRD Actions were brought by the Government and the Tribe for damages to natural resources and ro recover certain response costs in the area of Idaho commonly known as the Coeur d'Alene Basin.

     WHEREAS, Mining and Metals are parties to a consent decree (USDC CIV-94-0206-N-HLR) (the "1994 Consent Decree") which was approved by the Idaho District Court on November 17, 1994 between the Government and other parties obligating Mining and Metals, among others,

----------

     (1) Capitalized terms not otherwise defined in this Agreement in Principle shall have the meanings ascribed to those terms in the Debtors Second Amended Joint Chapter 11 Plan of Reorganization dated as of September 29, 2000 (the "Reorganization Plan").

to perform certain remediation work in the populated areas of the Bunker Hill Superfund site included in the Coeur d'Alene Basin.

     WHEREAS, Mining, Metals, Exploration, and Argentina, each have filed a case under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the District of Delaware (the "Delaware Bankruptcy Court") to reorganize their affairs and in connection therewith to discharge certain liabilities among which are the existing and alleged obligations to the Government and the Tribe as set forth above.

     WHEREAS, as set forth more fully in the Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Joint Plan of Reorganization of Sunshine Mining and Refining Company and its Debtor Subsidiaries Dated October 2, 2000 (Docket No. 94) filed by the Debtors with the Delaware Bankruptcy Court, the Government and the Tribe, on the one hand, and the Debtors, on the other hand, disagree as to the dischargeability of certain of these environmental liabilities and/or obligations.

     WHEREAS, the Elliott Group and the Stonehill Group as principal creditors of Mining, Metals, Exploration, and Argentina are co-proponents of the Debtors' Reorganization Plan and in such capacity support this Agreement in Principle.

     NOW, THEREFORE, this 17th day of November, 2000, the terms and conditions of this Agreement in principle are as follows:

     1. AGREEMENT TO ENTER INTO NEW CONSENT DECREE AND AMENDMENT TO 1994 CONSENT DECREE.

     The terms and conditions of this Agreement in Principle will be set forth and contained in the New Consent Decree to be negotiated by the Parties and entered in the NRD Actions, as well as in a corresponding amendment to the 1994 Consent Decree.

     2. CONSIDERATION.

        a. Warrants. The Government and the Tribe collectively will receive, on the effective date of the Reorganization Plan, warrants (the "Warrants") to purchase 9.95% of Reorganized Mining's common stock (i) with a strike price for such Warrants equal to the strike price of the management options provided under the Reorganization Plan based on an equity value of Reorganized Mining of $33.0 million,(2) (ii) with a cashless exercise feature, (iii) that terminate on the tenth (10th) anniversary of the effective date of the Reorganization Plan, (iv) that are exempt from initial registration pursuant to 11 U.S.C. Section 1145, (v) that are freely transferrable to any other entity at any time, and (vi) that are subject to ordinary terms and conditions, including standard anti-dilution language, of warrants of this nature reasonably acceptable to the Plan Proponents, the Government, and the Tribe.

        b. Net Smelter Return Payment. Reorganized Metals will pay to the entity or entities specified in the New Consent Decree quarterly payment, payable on or before the thirtieth (30th) day after the conclusion of each quarter, equal to a percentage of the Net Smelter Returns (the "NSR") from all mining by Reorganized Metals anywhere in the United States on properties in which Metals currently has an interest and all mining by Sunshine from the Sunshine Mine and within one-mile of the current boundaries of the Sunshine



----------
     (2) By way of example only, if Reorganized Mining has 10 million shares of common stock outstanding, the strike price of the Warrants would be $3.30 each.

               Mine or that property depicted on Exhibit B hereto, in accordance with the following (the "NSR Interest"):

           Silver Price             NSR
           Average                  Royalty
           ------------             -------
           $0-5.99                     0%
           $6.00-$6.99                 1%
           $7.00-$7.49                 2%
           $7.50-$7.99                 2.5%
           $8.00-$8.49                 3%
           $8.50-$8.99                 4%
           $9.00-$9.49                 5%
           $9.50-$9.99                 6%
           $10.00 and over             7%

               Reorganized Metals will record the NSR Interest by a royalty deed (substantially in the form attached as Exhibit A) as an encumbrance on the Sunshine Mine. Any other royalty payment obligations that may spring into effect pursuant to this paragraph 2.b will be similarly recorded when, and if, Reorganized Metals acquires additional properties in the United States. The New Consent Decree will provide that (i) Reorganized Metals may sell the Sunshine Mine only subject to the NSR Interest and (ii) the United States and Tribe will negotiate in good faith with such prospective purchaser to cash out the NSR Interest if the purchaser or Sunshine or affiliate so requests; provided, that, the decision to accept such cash out will remain in the sole discretion of the holder of the NSR Interest.

        c. Conveyance of Land: This Agreement In Principle is premised upon the assumption that, and therefore if it is to be implemented requires that, commencing on the date the Agreement In Principle is signed, Sunshine will preserve the real property identified on Exhibit C (the "Scheduled Real

               Property") in its existing condition and will not conduct any timber-cutting or other activities that would significantly impair the Scheduled Real Property's ecological value. Within thirty (30) days after the Effective Date, as defined in paragraph 8 hereof, Mining and/or Metals, as appropriate, will convey to an independent trustee (the Property Trustee") all of its right, title, and interest in the Scheduled Real Property free and clear of all liens, claims and encumbrances (except for those permitted liens, claims or encumbrances that have been disclosed to and accepted by the United States and the Tribe). The Property Trustee will be obligated to hold such title for the benefit of Mining, Metals, the United States, and the Tribe, and to convey title in accordance with joint instructions from the United States and the Tribe who will instruct the Property Trustee as to such conveyance within eighteen (18) months (the "Conveyance Time") of the Effective Date; provided that (i) Mining and/or Metals will retain the mineral rights (the "Mineral Rights") to the Scheduled Real Property, subject to a covenant barring Mining or Metals from disturbing the surface of the Scheduled Real Property, (ii) Mining and/or Metals will retain access rights (the "Access Rights" and together with the Mineral Rights, the "Continuing Rights") to the Scheduled Real Property for the purpose of utilizing the Mineral Rights, and (iii) the Property Trustee will convey title to each of the Scheduled Real Properties to the United States and the Tribe as and when they jointly direct; or, if the United States and the Tribe so direct or the Conveyance Time has expired without direction to the Property Trustee from the United States and the Tribe, the Property

               Trustee will re-convey title in one or more of the parcels of the Scheduled Real Properties (the "Reconveyed Properties") to Mining or Metals, as appropriate, subject to a conservation easement that prevents uses of the Reconveyed Property that may impair the ecological value of such Reconveyed Property. The reasonable fees and expenses of the Property Trustee incurred in connection with the duties of such trustee as described herein, shall be paid by Metals during the Conveyance Time. The Elliott Group and the Stonehill Group agree to release the Scheduled Real Property, other than with respect to the Continuing Rights, from the mortgage securing their debtor-in-possession financing and to subordinate their mortgage to the NSR Interest.

        d. Cleanup Work: Reorganized Metals shall conduct the following cleanup work at the Silver Summit Mine Site (also known as the Consil Mine Site) (the "SSM Site"): (i) testing and characterization of the barrels, drums, any other containers, and transformers at the SSM Site; (ii) if hazardous substances or physical hazards are found at the SSM Site prepare and submit to EPA for review and approval a plan to address such hazardous substances or physical hazards, and implement the approved plan; and (c) restrict access to the SSM Site from the trail being constructed on the former Union Pacific railroad line, by such measures as securing buildings and installing fencing.

       3. COVENANTS NOT TO SUE.

       The New Consent Decree will contain (a) except as provided in paragraph 4(a) of this Agreement in Principle a covenant by the United States (on behalf the EPA, DOI and Agriculture)
               and by the Tribe not to sue Sunshine under CERCLA Sections
               106 and 107, RCRA Section 7003, and Clean Water Act
               Section 311(f) with respect to that facility (the "Facility") which is the subject of the Second Amended Complaint in the NRD Action-CIV-96-0122-N-EJL, (b) except as provided in paragraph 4(b), Sunshine's covenant not to sue the United States (including all of its departments, agencies and instrumentalities) and the Tribe for contribution or response costs, or reimbursement from the Superfund established under CERCLA with respect to the Facility, or any claims arising out of response activities at the Facility. Upon approval of the New Consent Decree by the Idaho District Court, the New Consent Decree shall constitute a final judgment resolving all of the claims against Sunshine in the NRD Actions; provided that any party may apply to the Idaho District Court for the purpose of enforcing the terms of the New Consent Decree, and the United States' and the Tribes' rights against Sunshine with respect to the claims and causes of action in the NRD Actions shall be limited to enforcement of, the exercise of reservations of rights in, and the satisfaction of conditions in the New Consent Decree.

               4. RESERVATIONS AND PASS THROUGH.

                  (a) The United States' and the Tribe's covenants not to sue, to be set forth in the New Consent Decree will not apply to, and the United States and Tribe will reserve their rights with respect to: (i) liability based on a failure by the Debtors to meet a requirement of the New Consent Decree, (ii) criminal liability, (iii) liability of Sunshine within the actual boundaries of real property it owns or operates (the "Owned/Operated Property") after the effective date of the New Consent Decree and the Reorganization Plan, and (iv) liability for the actual disposal or discharge of hazardous waste material by Sunshine at the Facility after the effective date of the New Consent Decree and the Reorganization Plan;
               provided that the United States and the Tribe may use the exceptions to their covenants not to sue in (iii) and (iv) above only to pursue causes of action against a Sunshine entity.

               that is an owner or operator of the property or facility giving rise to the liability, and, so long as the Sunshine entities remain separate legal entities, the United States and the Tribe will not assert a cause of action relying on these exceptions set forth in (iii) and (iv) above against any Sunshine entity based on a theory that it should be consolidated with or is the "alter ego" of the entity that owns or operates the relevant property or facility or on a theory of "piercing the veil" from the owner or operator to such other Sunshine entity.

                       (b) Sunshine's covenant not to sue to be set forth
               in the New Consent Decree will not apply in the event that the United States or the Tribe brings a cause of action against Sunshine pursuant to their reservations of rights in the New Consent Decree, but only to the extent arising from the same cause of action asserted by the United States or the Tribe pursuant to those reservations.

                        5. CONTRIBUTION PROTECTION.

                        The New Consent Decree will provide that Sunshine is
               entitled to protection from contribution actions or claims as provided by CERCLA Section 113(f)(2) for matters addressed by the New Consent Decree. Matters addressed by the New Consent Decree for purposes of contribution protection will include all claims or causes of action under CERCLA Sections 106 and 107, RCRA
               Section 7003, and Clean Water Act Section 311 for injunctive relief, response costs and natural resource damages related to the Facility, except that contribution protection will not include any claim by a responsible party for money that it has actually expended prior to August 23, 2000, pursuant to the 1994 Consent Decree. Additionally, to the extent that (a) CERCLA
               Section 113(f)(2) does not entitle Sunshine to contribution protection related to the Tribe's claims and causes of action against Sunshine, and/or (b) the claims and causes of action of the United States in CIV96-0122-N-EJL do not overlap with the claims and causes of action of the Tribe in CIV9I-0342-N-EJL, the Tribe agrees as follows: in the event the Tribe obtains a judgment of joint and several liability against or settles with any defendant or other parties which may be brought into CIV91-0342-N-EJL as defendants or third parties, then the New Consent Decree shall operate to and will release Sunshine from any duty to contribute any pro rata share of any such judgment or settlement. Accordingly, with respect to the matters addressed in the immediately prior sentence, Sunshine will not be required to pay any amount in contribution, indemnification or under any other theory of recovery to any other parties:

                        6. PLAN MODIFICATION AND CONFIRMATION.

                        The Plan Proponents will modify the Reorganization Plan
               (i) to include the terms of this Agreement In Principle, (ii) to add a condition to the effectiveness of the Reorganization Plan requiring that the terms of this Agreement In Principle be incorporated into the New Consent Decree and approved by the Idaho District Court (iii) to provide that such condition may not be waived without the consent of the United States, and (iv) to provide that the foregoing additions and the Reorganization Plan become null and void if the Reorganization Plan as modified by this Agreement In Principle is not approved finally by the Bankruptcy Court and if the New Consent Decree is not finally approved by the relevant authorities. The United States and the Tribe consent to confirmation of the Reorganization Plan as modified by this Agreement In Principle and each will vote in favor of the Reorganization Plan as modified by this Agreement In Principle provided that the Government will not be obligated to take a different position from any other federal agency. Should the condition to the effective date added to the Reorganization Plan in accordance with this paragraph of this Agreement In Principle not be satisfied, (i) the order confirming the Reorganization Plan will be vacated, (ii) this Agreement In Principle will be null and void, and (iii) each of the Plan Proponents, the Government, and the Tribe will be returned to the position and vested with the rights each had prior to entry into this Agreement In Principle and/or any documents or agreements arising from this

               Agreement In Principle, and this Agreement In Principle may not be used as an admission of any liabilities by any of the Parties.

                        7. PUBLIC COMMENT AND COURT APPROVAL AND MODIFICATION
               OF 1994 CONSENT DECREE.

                        The New Consent Decree will be lodged with the Idaho
               District Court and submitted for public comment for fifteen (15) days prior to court approval. The New Consent Decree will provide and be on the condition that the United States reserves the right to withdraw or withhold its consent if the public comments regarding the New Consent Decree disclose factors or considerations which indicate that the New Consent Decree is inappropriate, improper, and inadequate. The New Consent Decree will provide that all other signatories thereto consent to entry of the New Consent Decree without further notice, except that the New Consent Decree shall not become effective until Sunshine's participation in the New Consent Decree is approved by the Bankruptcy Court. The New Consent Decree will provide and be on the condition that the Parties will seek to obtain approval of the Idaho District Court of modification of the 1994 Consent Decree, in the Idaho District Court as necessary to be consistent with the terms of this Agreement In Principle, including terminating Metals' and Mining's obligations to perform or finance future response activities at the Bunker Hill Superfund Site under the 1994 Consent Decree.

                        8. LIMITED NATURE OF THIS AGREEMENT IN PRINCIPLE.

                        This Agreement In Principle is expressly subject to the
               negotiation and approval by the Parties of a final settlement agreement in the form a consent decree and will include additional terms and details, and is not in itself binding or enforceable. The Parties contemplate that the New Consent Decree will be submitted to the Idaho District Court as a settlement in United States v. ASARCO, Civil Actida Nos. 96-0122-N-EJL. and 91-0342-N-ELJ, for approval after public notice and an opportunity for public comment. As used in this Agreement In Principle, the "Effective Date" is the date of approval of the New Consent Decree by the Idaho District Court. This Agreement in Principle is not a binding contract and may therefore not be used or relied on by any party for any purpose other than (i) drafting the New Consent Decree that will be submitted for approval to those with authority to approve such a consent decree and (ii) confirming the Reorganization Plan that may not become effective without approval of the New Consent Decree by the Idaho District Court. This Agreement in Principle is not a permit, covenant not to sue, or release, and may not be used a defense to any claim, action, or proceeding.

               For:  Sunshine Mining and Refining Company
                     Sunshine Precious Metals, Inc.
                     Sunshine Exploration, Inc.
                     Sunshine Argentina, Inc.

                   /s/ JOHN S. SIMKO
               ---------------------------------------------
               By: John S. Simko
                   Chairman, Chief Executive Officer

               For:   The United States on behalf of:

                      United States Environmental Protection Agency United States Department of the Interior
                      United States Department of Agriculture

                   /s/ WILLIAM D. BRIGHTON
               ---------------------------------------------
               By: William D. Brighton, Assistant Chief
                   Environmental Enforcement Section
                   United States Department of Justice

            For: Coeur d'Alene Tribe

            ----------------------------------------------------
            By: Ernest Stensgar
                Chairman of Coeur d'Alene Tribe

         For:  The Liverpool Limited Partnership
               Liverpool Associates, Ltd.
               Westgate International, L.P.
               Elliot International Capital Advisors

               /s/ PAUL SINGER
               ---------------------------------------------
               By: Paul Singer, President

          For: Stonehill Institutional Partners L.P.
               Stonehill Offshore Partners Limited
               Stonehill Advisors LLC

               /s/ JOHN MATULSKY
               ---------------------------------------------
       By

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


------------------------------------  )
In re                                 )  Chapter 11
                                      )
SUNSHINE MINING AND                   )  Case No. 00-3409 (MFW)
REFINING COMPANY, et. al.,            )
                                      )  Jointly Administered
                 Debtors              )
                                      )
------------------------------------  )

         NOTICE OF CORRECTION OF TYPOGRAPHICAL ERRORS IN THIRD AMENDED
                    JOINT CHAPTER 11 PLAN OF REORGANIZATION

     PLEASE TAKE NOTICE that the above-captioned reorganized debtors have filed a corrected version (the "Corrected Plan") of their Third Amended Joint Chapter 11 Plan of Reorganization (the "Plan") which was confirmed by Order dated December 5, 2000. The Corrected Plan corrects three typographical errors appearing on page 20 of the Plan. A blacklined version of that page showing those corrections is attached hereto as Exhibit A. The full copy of the Corrected Plan is attached as Exhibit B to the copy of this notice being filed with the Bankruptcy Court, but it is not attached to the service copy of this notice. Copies of the Corrected Plan are available on request.

Dated: February 7, 2001
       Wilmington, Delaware

                                       /s/ [ILLEGIBLE]
                                       -----------------------------------
                                       Daniel J. DeFranceschi (No. 2732)
                                       John H. Knight (No. 3848)
                                       Christopher D. Loizides (No. 3968)
                                       RICHARDS, LAYTON & FINGER, P.A.
                                       One Rodney Square
                                       P.O. Box 551
                                       Wilmington, Delaware 19899
                                       (302) 658-6541

                                       Attorneys for The Reorganized Debtors

                                   EXHIBIT A


         (b) To provide the distribution afforded by subsection (a) above, if Class Mining 5 votes to accept the Plan, the Holders of Argentina Allowed Put Default Claims (Class Argentina 1) and Argentina Allowed Stonehill Note Guarantee Claims (Class Argentina 2): (i) agree that the aggregate amount of New Mining Stock that Classes Argentina 1 and Argentina 2 would have received if Class Mining 5 had not voted to accept the Plan shall be reduced by the amount of New Mining Stock to be distributed in accordance with (a) above; and (ii) authorize and agree that such New Mining Stock shall be distributed to the Holders of Class Mining 5 Claims. The aforesaid reduction of the New Mining Stock distributed to Classes Argentina 1 and Argentina 2 (if it occurs) shall be in accordance with the provisions of Section 11.12.3 of the Plan.

         (c) If Class Mining 5 votes to reject the Plan by the majorities set forth in section 1126(c) of the Bankruptcy Code, Holders of Mining Allowed 9% Note Claims will receive no distribution under this Plan in respect of such claim.

         Class Mining 5 is impaired under the provisions of the Plan.

         The Debtors are soliciting acceptances from the Holders of Claims in Class Mining 5.

     6.7 TREATMENT OF CLASS MINING 6

         (MINING ALLOWED 5% NOTE CLAIMS

         (a) If Class Mining 6 votes to accept the Plan by the majorities required by section 1126(c) of the Bankruptcy Code, all Holders of Allowed Mining 5% Notes Claims, in full satisfaction, payment and discharge of their Claims, shall receive a Pro Rata share (relative to other Holders of Class Mining 6 Claims) of the Class Gifted Creditor Stock Shares (Class Mining 6 relative to the aggregate amount of Class Mining 2, Class Mining 3, Class Mining 4, Class Mining 5, and Class Mining 6) of New Mining Stock.

         (b) To provide the distribution afforded by subsection (a) above, if Class Mining 6 votes to accept the Plan, the Holders of Argentina Allowed Put Default Claims (Class Argentina 1) and Argentina Allowed Stonehill Note Guarantee Claims (Class Argentina 2): (i) agree that the aggregate amount of New Mining Stock that Classes Argentina 1 and Argentina 2 would have received if Class Mining 6 had not voted to accept the Plan shall be reduced by the amount of New Mining Stock to be distributed in accordance with (a) above; and (ii) authorize and agree that such New Mining Stock shall be distributed to the Holders of Class Mining 6 Claims. The aforesaid reduction of the New Mining Stock distributed to Classes Argentina 1 and Argentina 2 (if it occurs) shall in accordance with the provisions of Section 11.12.3 of the Plan.

         (c) If Class Mining 6 votes to reject the Plan by the majorities set forth in section 1126(c) of the Bankruptcy Code, Holders of Allowed Mining 5% Notes Claims will receive no distribution under this Plan in respect of such claim.

         Class Mining 6 is impaired under the provisions of the Plan.

         The Debtors are soliciting acceptances from the Holders of Claims in Class Mining 6.

     6.8 TREATMENT OF CLASS MINING 7

         (MINING CONVENIENCE CLAIMS)

         In full satisfaction, payment and discharge of their Convenience Claims, all Holders of Mining Allowed Convenience Claims shall receive ten percent (10%) of the allowed amount of their Allowed

                                       20